The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This preliminary prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state or other jurisdiction where the laws in that state do not permit the seller to offer or sell these notes.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-89452

Subject to Completion, Dated March 12, 2003

PROSPECTUS SUPPLEMENT

(To Prospectus Dated March 12, 2003)

$1,000,000,000

Capital One Prime Auto Receivables Trust 2003-1

Issuer

Capital One Auto Receivables, LLC

Seller

Servicer

The following notes are being offered by this prospectus supplement:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes		$220,000,000%	March 2004
Class A-2 Notes		$215,000,000%	July 2005
Class A-3 Notes		$350,000,000%	April 2007
Class A-4 Notes		$192,500,000%	September 2009
Class B Notes		$22,500,000%	September 2009

Total	$1,000,000,000

	Price to Public	Underwriting Discount	Proceeds to the Seller
Per Class A-1 Note
Per Class A-2 Note
Per Class A-3 Note
Per Class A-4 Note
Per Class B Note

Total

•	The notes are payable solely from the assets of the issuer, which consist primarily of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and motorcycles. The motor vehicle receivables are classified by the originator in its “prime” category based on the originator’s review of each obligor’s creditworthiness at the time of origination.
•	The issuer will pay interest on and principal of the notes on the 15th day of each month, or, if the 15th is not a business day, the next business day, starting on May 15, 2003.
•	Credit enhancement will consist of excess interest on the receivables, a reserve account with an initial deposit of $5,000,000 and, in the case of the Class A notes, by subordination of certain payments to the holders of the Class B notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Class A Underwriters

Credit Suisse First Boston	Wachovia Securities

Banc of America Securities

Barclays Capital

Deutsche Bank Securities

JPMorgan

Lehman Brothers

Class B Underwriters

Credit Suisse First Boston	Wachovia Securities

The date of this prospectus supplement is                         , 2003.

You should carefully read the “ risk factors,” beginning on page S-6 of this prospectus supplement and page 3 of the prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuer and will not be obligations of or guaranteed by Capital One Auto Finance, Inc., Capital One Auto Receivables, LLC or any of their affiliates. No one may use this prospectus supplement to offer or sell these securities unless it is accompanied by the prospectus.

Prospectus Supplement

i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT  AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus together provide information about the issuer and the notes offered by this prospectus supplement and the accompanying prospectus.

We tell you about the notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

We have started with several introductory sections in this prospectus supplement describing the notes and the issuer in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the transaction; and

•	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page S-41 of this prospectus supplement and page 70 of the accompanying prospectus.

If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

ii

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

iii

SUMMARY OF TERMS

This summary provides an overview of selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuer/Trust

Capital One Prime Auto Receivables Trust 2003-1, a Delaware statutory trust, will issue the notes. The primary assets of the “issuer” will be a pool of motor vehicle receivables, which are retail installment sales contracts and/or installment loans.

Seller

Capital One Auto Receivables, LLC, a Delaware limited liability company and a wholly-owned special purpose subsidiary of COAF, is the “seller.” The seller will sell the receivables to the issuer.

You may contact the seller by mail at 1680 Capital One Drive, McLean, Virginia 22102, or by calling (703) 720-1000.

Servicer

Capital One Auto Finance, Inc., a Texas corporation, known as “COAF” or the “servicer,” will service the receivables held by the issuer.

Originator

COAF will acquire the receivables from PeopleFirst Finance, LLC, its indirect wholly-owned subsidiary, which we refer to as “PeopleFirst” or the “originator.” COAF will sell the receivables to the seller. Originations from PeopleFirst will be 100% of the initial pool balance. (We use the term “pool balance” to mean, at any time, the aggregate principal balance of the receivables at that time.)

Administrator

COAF will act as “administrator” of the issuer.

Trustees

JPMorgan Chase Bank, a New York banking corporation, will be the “indenture trustee.”

Wilmington Trust Company, a Delaware banking corporation, will be the “owner trustee.”

THE OFFERED NOTES

The issuer will offer and issue the following notes:

Class	Principal Balance	Interest Rate
Class A-1 Notes		$220,000,000%
Class A-2 Notes		$215,000,000%
Class A-3 Notes		$350,000,000%
Class A-4 Notes		$192,500,000%
Class B Notes		$22,500,000%

The issuer will also issue one “equity certificate” (which represents the beneficial interest in the issuer and is not offered hereby).

The notes are issuable in an initial denomination of $250,000 and integral multiples of $1,000 in excess thereof.

The issuer expects to issue the notes on or about March     , 2003, which we refer to as the “closing date.”

PRINCIPAL AND INTEREST

The issuer will pay interest on the notes monthly, on the 15th day of each month (or on the next business day), which we refer to as the “payment date.” The first payment date is May 15, 2003. On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

Interest on the notes will accrue from and including the closing date.

Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate (to the extent lawful).

The issuer will pay interest on the Class A-1 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year.

The issuer will pay interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes and Class B notes on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments on all classes of Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments and, to some extent, principal payments on the Class A notes.

Principal Payments

The issuer will pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

On each payment date, all amounts paid to the holders of the notes in respect of principal of the notes will be allocated and paid to the holders of the notes in the following order of priority:

first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

second, to the other classes of Class A notes, sequentially to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, the amount required to reduce the aggregate outstanding principal balance of the Class A notes to an amount equal to 97.75% of the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account on the last day of the preceding calendar month; and

third, to the Class B notes, the amount required to reduce the outstanding principal balance of the Class B notes to an amount equal to 2.25% of the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account on the last day of the preceding calendar month.

Interest and Principal after an Event of Default

On each payment date after an event of default under the indenture occurs and the notes are accelerated, interest on the Class A notes will be paid ratably and principal payments on each class of notes will be made first to holders of the Class A-1 notes until the Class A-1 notes are paid in full. Next, the holders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal balance of each remaining class of Class A notes. After interest and principal on all of the Class A notes are paid in full, interest and principal payments will be made to holders of the Class B notes.

If an event of default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth below under “—Priority of Payments.”

Early Redemption of the Notes

COAF, as servicer, will have the right at its option to exercise a “clean-up call” and to purchase the receivables from the issuer after the then-outstanding pool balance of the receivables is less than or equal to 10% of the initial pool balance plus the initial pre-funding deposit amount. If the servicer purchases the receivables, the outstanding notes, if any, will be redeemed at a price equal to their outstanding principal balance, plus accrued and unpaid interest on the notes. It is expected that at the time this option becomes available to the servicer only the Class A-4 notes and the Class B notes will be outstanding.

ISSUER PROPERTY

The primary assets of the issuer will be a pool of motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks and motorcycles. We refer to these contracts and loans as “receivables” or “motor vehicle receivables,” to the pool of those receivables as the “receivables pool” and to the persons who financed their purchases or refinanced existing obligations with these contracts and loans as “obligors.” The motor vehicle receivables are classified by the originator in its “prime” category based on the originator’s review of each obligor’s creditworthiness at the time the receivable was originated.

The receivables were underwritten in accordance with the originator’s underwriting criteria for “prime” receivables, as discussed more fully under “Description of PeopleFirst Finance, LLC.” The receivables identified on the schedule of receivables delivered by COAF on the closing date and on any funding date will be transferred to COAF by the originator, to the seller by COAF and then transferred by the seller to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders.

The “issuer property” will also include the following:

•	the receivables, including collections on the receivables after the applicable cut-off date (the “cut-off date” for the receivables sold to the issuer on the closing date is , 2003, which we refer to as the “initial cut-off date,” and the cut-off date for the receivables sold to the issuer on a funding date, the “subsequent cut-off date,” is the date specified in the notice relating to that funding date);

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles;”

•	any other property securing the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	the accounts owned by the issuer, amounts on deposit in those accounts and eligible investments of those accounts;

•	rights under the sale and servicing agreement, the sale agreement, the purchase agreement and the limited guaranty; and

•	the proceeds of any and all of the above.

The pool balance as of the initial cut-off date is expected to be approximately $1,000,000,000. As of February 28, 2003, which we refer to as the “statistical cut-off date,” there were 79,252 receivables in the receivables pool, which had an aggregate receivables balance of $1,330,153,220, a weighted average contract rate of 5.855%, a weighted average original maturity of 56.44 months, and a weighted average remaining maturity of 53.15 months.

SUBSEQUENT RECEIVABLES

On the closing date, $                 of the proceeds from the sale of the notes by the issuer will be deposited in an account, which we refer to as the “pre-funding account.” During the funding period, the issuer will use the funds on deposit in the pre-funding account to acquire additional receivables from the seller (once acquired, these receivables are referred to as “subsequent receivables”) on each date (no more than once a week) which we refer to as a “funding date.” Originations from PeopleFirst will be 100% of the subsequent receivables.

The “funding period” will begin on the closing date and will end on the earliest to occur of:

•	three full calendar months following the closing date;

•	the date the amount in the pre-funding account is $10,000 or less; or

•	the occurrence of an event of default under the indenture.

On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account and distribute them to the noteholders.

See “Description of the Notes—Pre-Funding Account.”

CREDIT ENHANCEMENT

The credit enhancement provides protection for the Class A notes and the Class B notes against losses and delays in payment on the receivables or other shortfalls of cash flow.

The credit enhancement for the notes will be as follows:

Class A notes	Subordination of the Class B notes, the reserve account and excess interest on the receivables.

Class B notes	The reserve account and excess interest on the receivables.

Subordination of Payments on the Class B Notes

As long as the Class A notes remain outstanding, payments of interest on any payment date on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments on that payment date (including certain principal payments on the Class A notes), and payments of principal on the Class B notes will be subordinated to all payments of principal and interest on the Class A notes and certain other payments on that payment date. If the notes have been accelerated after an event of default under the indenture, all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full.

Reserve Account

The initial amount deposited in the reserve account on the closing date will be $5,000,000, which is 0.50% of the pool balance as of the initial cut-off date, plus an amount expected to cover the negative arbitrage with respect to the interest income and earnings on funds on deposit in the pre-funding account. On each payment date, available funds will be deposited in the reserve account in accordance with the priority of payments described below until the amount on deposit in the reserve account equals the specified reserve account balance. The “specified reserve account balance” for a payment date is generally equal to the greater of (a) 0.50% of the initial pool balance plus the aggregate principal balance of all subsequent receivables transferred on any funding date on or prior to that payment date and (b) 0.85% of the then outstanding pool balance; however, the specified reserve account balance is subject to an increase if the charge-off rate or delinquency ratio increases above a specified threshold, as described in more detail under “Description of the Transfer Agreements and the Indenture—Reserve Account.”

On each payment date, the indenture trustee will withdraw funds from the reserve account to cover any shortfall in the amounts required to be paid on that payment date with respect to (1) unpaid fees and expenses (including indemnification amounts) due to the trustees (subject to a $150,000 per annum cap), (2) the servicing fee, (3) interest on the Class A notes, (4) principal on the Class A notes and (5) interest on the Class B notes. The portion of principal on the Class A notes that may be paid from funds withdrawn from the reserve account is the amount required to reduce the Class A outstanding balance to the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account. The indenture trustee will also withdraw funds from the reserve account to cover any shortfall in the amount available to pay any class of notes in full on the final scheduled payment date for that class.

On each payment date, any amounts in the reserve account in excess of the specified reserve account balance for that payment date will be distributed as Available Funds and in accordance with the priority of payments.

Excess Interest

Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses and interest on the notes each month, there is expected to be “excess interest.” This excess interest provides credit enhancement for the notes.

PRIORITY OF PAYMENTS

Prior to the acceleration of the notes following an event of default, on each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account) in the following amounts and order of priority:

•	first, to the indenture trustee and owner trustee, fees and reasonable expenses (including indemnification amounts) not previously paid (not to exceed, in the aggregate, $150,000 per annum);

•	second, to the servicer, the servicing fee;

•	third, to the Class A noteholders, interest on the Class A notes pro rata;

•

fourth, to the principal distribution account, the “first allocation of principal,” which is an amount equal to the excess, if any, of (x) the aggregate outstanding principal balance of the Class A notes over (y) the pool balance of the receivables as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account as of the last day of the preceding calendar month;

•	fifth, to the Class B noteholders, interest on the Class B notes;

•	sixth, to the principal distribution account, the Total Class A Allocation of Principal;

•	seventh, to the reserve account, any additional amounts required to reinstate the reserve account up to the specified reserve account balance;

•	eighth, to the principal distribution account, the Total Class B Allocation of Principal;

•	ninth, to pay any required fees, expenses or indemnification amounts due to the indenture trustee or the owner trustee which have not previously been paid; and

•	tenth, any remaining funds will be distributed to the equity certificateholder.

Amounts deposited in the principal distribution account will be paid to the holders of the notes as described under “Description of the Notes—Payment of Principal.”

Tax Status

Mayer, Brown, Rowe & Maw, special federal tax counsel to the seller, is of the opinion that (i) for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation and (ii) the Class A notes and the Class B notes will be characterized as indebtedness for United States federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

The Class A notes and Class B notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Money Market Investment

The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

Ratings

On the closing date, each class of notes will receive the following ratings from Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.:

Class	Standard & Poor’s	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa
B	A	A3

There can be no assurance that a rating will not be lowered or withdrawn by the assigning rating agency.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page 3 of the accompanying prospectus.

The return on your notes may be reduced due to varying economic circumstances.

A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.

The geographic concentration of the obligors in the receivables pool may result in losses.

The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables. As of the statistical cut-off date, 17.58% of the billing addresses of the obligors with respect to the principal amount of the receivables were located in California. No other state, by billing addresses, constituted more than 10% of the pool balance as of the statistical cut-off date. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

Your yield to maturity may be reduced by prepayments.

The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

•       The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults on the receivables.

•       You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

•       An early redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” (at the direction of the servicer, as long as COAF is acting as the servicer), the issuer will redeem the notes and you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.

The issuer has access to a pre-funding account. On one or more occasions following the closing date, the issuer may purchase receivables from the seller, which, in turn, will acquire these receivables from COAF (which, in turn, will acquire these receivables from the originator), with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account that have not been used to purchase receivables by the end of the funding period. See “Description of the Transfer Agreements and the Indenture—Pre-Funding Account.” This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the seller to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.

Used vehicles included in the receivables pool may incur higher losses than new vehicles.

A majority of the receivables will be secured by financed vehicles that are used. Because the value of a used vehicle is more difficult to determine, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “Description of the Receivables Pool— Composition of the Pool.”

Adverse events with respect to the servicer, the originator or their affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.

Adverse events with respect to the servicer or any of its affiliates could result in servicing disruptions or reduce the market value of your notes. For example, in the event of a termination and replacement of the servicer, there may be some disruption of the collection activity with respect to delinquent receivables and therefore delinquencies and credit losses could increase. In addition, PeopleFirst is administrator with respect to a lockbox account where payments on all of its receivables, including the receivables sold to the issuer, are currently remitted. If PeopleFirst, or its successor, were to be terminated as servicer in certain prior unrelated securitizations or loan sale transactions, until the backup administrator of the lockbox is able to perform the activities currently performed by PeopleFirst, there could be delays in the distribution of collections to investors. See “Description of PeopleFirst Finance, LLC.”

This prospectus supplement provides information regarding only a portion of the receivables, and subsequent receivables added to the receivables pool could have different characteristics.

This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The initial receivables, and any subsequent receivables transferred to the issuer during the funding period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. We do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. You should also be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.

It is a condition of issuance that (1) the Class A-1 notes be rated in the highest short-term rating category by Moody’s and Standard & Poor’s, (2) the Class A-2 notes, the Class A-3 notes and the Class A-4 notes be rated in the highest long-term rating category by Moody’s and Standard & Poor’s and (3) the Class B notes be rated in the third highest generic long-term rating category by Moody’s and Standard & Poor’s.

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Moody’s and Standard & Poor’s of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal balance of the notes will be paid prior to the final scheduled payment date for that class of notes.

Payments on the Class B notes are subordinated to payments on the Class A notes.	The Class B notes bear greater risk than the Class A notes because payments on the Class B notes are subordinated, to the extent described below, to payments on the Class A notes.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, fees and expenses due to the trustees, and interest and certain principal payments on the Class A notes.

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes. Amounts on deposit in the reserve account may be used to make principal payments on the Class A notes, but such funds may not be used to make principal payments on the Class B notes other than on the final scheduled payment date for the Class B notes. Additionally, after an event of default that results in an acceleration of the notes, no principal will be paid on the Class B notes until interest and certain principal on the Class A notes have been paid in full.

An event of default under the indenture that results in acceleration of the notes may result in a delay or default in paying interest or principal on the Class B notes.

After an event of default that results in acceleration of the notes, the issuer will not make any distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes. This may result in a delay or default in paying interest or principal on the Class B notes.

USE OF PROCEEDS

The seller will use the proceeds from the issuance of the notes to:

•	purchase the receivables from Capital One Auto Finance, Inc. (“COAF”);

•	deposit the pre-funded amount equal to $ into the pre-funding account; and

•	make the initial deposit into the reserve account.

The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including warehouse debt secured by the receivables prior to their transfer to the issuer, and for general purposes. Any warehouse debt may be owed to the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay warehouse debt may be paid to the underwriters, the indenture trustee or their respective affiliates.

DESCRIPTION OF THE ISSUER

Limited Purpose and Limited Assets

Capital One Prime Auto Receivables Trust 2003-1 is a statutory trust formed February 3, 2003 under the laws of the State of Delaware by the seller for the purpose of issuing the notes. The issuer has been formed and will be operated pursuant to a trust agreement. COAF will be the “administrator” of the issuer.

The issuer will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuer;

•	issuing the notes and the equity certificate in the issuer;

•	making payments on the notes and the equity certificate;

•	entering into and performing its obligations under the transaction documents; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuer in connection with the foregoing activities.

The issuer’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at the address listed in “—The Owner Trustee” below.

Capitalization of the Issuer

The following table illustrates the capitalization of the issuer as of the initial cut-off date, as if the issuance of the notes had taken place on that date:

Class A-1 Asset Backed Notes	$220,000,000
Class A-2 Asset Backed Notes	$215,000,000
Class A-3 Asset Backed Notes	$350,000,000
Class A-4 Asset Backed Notes	$192,500,000
Class B Asset Backed Notes	$22,500,000

Total	$1,000,000,000

The Owner Trustee

Wilmington Trust Company is the “owner trustee” of the issuer under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal place of business is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001. The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates.

The Indenture Trustee

JPMorgan Chase Bank, a New York banking corporation, is the “indenture trustee” under the indenture for the benefit of the noteholders. You may contact the indenture trustee at 4 New York Plaza, 6th floor,  New York, New York 10004-2477, or by calling (212) 623-5237. The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial banking or investment banking relations with the indenture trustee and its affiliates.

The Issuer Property

The notes will be collateralized by the issuer property. The primary assets of the issuer will be the receivables, which are amounts owed by individuals under motor vehicle retail installment sales contracts and/or installment loans used to purchase or refinance motor vehicles.

The issuer property will consist of all the right, title and interest of the issuer in and to:

•	the receivables acquired by the issuer from the seller on the closing date and on each funding date and payments made on the receivables on or after the applicable cut-off date;

•	the security interests in the financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage insurance policy maintained by an obligor providing coverage against loss or damage to or theft of the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or (3) refunds in connection with extended service agreements relating to receivables which became Defaulted Receivables after the applicable cut-off date;

•	any other property securing the receivables;

•	the reserve account, the collection account and the principal distribution account and any other account established pursuant to the indenture or sale and servicing agreement, the rights of the issuer to funds on deposit in those accounts and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings on amounts on deposit);

•	rights under the sale and servicing agreement, the purchase agreement, the limited guaranty and the sale agreement between the originator and COAF; and

•	the proceeds of any and all of the above.

DESCRIPTION OF THE SELLER

The ‘‘seller,” Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of COAF, was formed on January 26, 2001 as a Delaware limited liability company. The principal place of business of the seller is at 1680 Capital One Drive, McLean, Virginia 22102. You may also reach the seller by telephone at (703) 720-1000.

DESCRIPTION OF THE SERVICER

COAF was incorporated in the State of Texas as Summit Acceptance Corporation on March 17, 1987. Capital One Financial acquired Summit Acceptance Corporation on July 9, 1998. The name of Summit Acceptance Corporation was changed to “Capital One Auto Finance, Inc.” on November 6, 2000.

The principal place of business of COAF is at 3901 Dallas Parkway, Plano, Texas 75093. You may also reach COAF by telephone at (469) 241-7000. COAF will act as the “servicer.”

DESCRIPTION OF PEOPLEFIRST FINANCE, LLC

In October 2001, Capital One Financial Corporation (“Capital One Financial”) acquired PeopleFirst Inc. and its wholly-owned subsidiary PeopleFirst Finance, LLC (“PeopleFirst”). Shortly after this acquisition, Capital One Financial transferred its interest in PeopleFirst Inc. to its wholly-owned subsidiary, COAF. Currently, PeopleFirst is a wholly-owned indirect subsidiary of COAF and is the nation’s largest online provider of direct motor vehicle loans. All of the receivables included in this transaction were and, in the case of subsequent receivables, will be originated by PeopleFirst. PeopleFirst, through its PeopleFirst.com internet site, gives consumers the flexibility to finance their purchase of a new or used automobile, light-duty truck or motorcycle at the vast majority of dealerships in the jurisdictions in which it operates, up to the pre-approved loan amount for the applicable consumer. PeopleFirst also provides financing for lease buyouts, refinances of existing loans, and the purchase of vehicles from private individuals. PeopleFirst presently offers motor vehicle loans in all states (except New Hampshire and North Dakota) and the District of Columbia.

PeopleFirst primarily concentrates on obligors it believes will have a low likelihood of defaulting on their respective receivables due to the relatively low risk profile of those obligors, which is based on a subjective, multifaceted analysis of the obligor’s creditworthiness at the time the loan is originated.

In October 2001, PeopleFirst began integrating portions of its business operations with those of COAF. Many of these integration efforts, which focus on such servicing related back-end operations as accounting, collections and recoveries, document custody, and information technology, are on-going and expected to continue for some time. PeopleFirst will act as subservicer for the receivables owned by the issuer pursuant to a subservicing agreement. However, no delegation of servicing to PeopleFirst will release COAF of its responsibilities with respect to its duties, and COAF will remain obligated and liable to the issuer and the indenture trustee for those duties as if COAF alone were performing those duties.

Prior to the completion of the integration, PeopleFirst will receive payments on the receivables and will remit these collections to the collection account within two business days of receipt. Currently, payments on the receivables transferred to the issuer and other receivables serviced by PeopleFirst are remitted directly to a lockbox account in the name of PeopleFirst. The lockbox account is subject to a control agreement involving the parties to all of PeopleFirst’s prior securitization and whole loan sale transactions, which provides that, in the event of a bankruptcy or insolvency of PeopleFirst or the termination of PeopleFirst as servicer under any of those transactions, the applicable investor or other party under such transaction would be permitted to terminate PeopleFirst’s authority to direct transfers of funds from the lockbox account. If such an event were to occur, a back-up administrator of the lockbox would perform the activities currently performed by PeopleFirst. See “Risk Factors—Adverse events with respect to the servicer or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.” On the closing date, the indenture trustee will become party to the control agreement.

In conjunction with the integration efforts, COAF has employed a behavioral servicing platform that is adaptable to accounts of varying degrees of credit risk. This customizable platform allows COAF and PeopleFirst to consistently apply appropriate servicing practices for receivables of similar risk. COAF anticipates that these integration efforts will be concluded during the term of this transaction. It is possible that upon completion of the integration process, PeopleFirst Inc. may be merged with COAF.

DESCRIPTION OF THE RECEIVABLES POOL

The characteristics set forth in this section are based on the statistical pool of receivables as of the statistical cut-off date. The actual receivables pool will be selected from the statistical pool and from receivables originated after the statistical cut-off date. The statistical distribution of the characteristics of the receivables pool as of the cut-off date will vary somewhat from the statistical distribution of those characteristics as of the statistical cut-off date illustrated in the tables below.

As of the statistical cut-off date, each receivable:

•	had an original term to maturity of 12 months and less than or equal to 72 months;

•	had a maturity of no later than May 31, 2009;

•	had a principal balance of at least $500;

•	was not more than 30 days past due;

•	had an obligor who was not the subject of a bankruptcy proceeding; and

•	satisfies the other criteria set forth under “Description of the Receivables” in the accompanying prospectus.

All of the receivables were originated on the basis of loan applications received over the internet. See “Origination and Servicing Procedures” in the accompanying prospectus.

All of the receivables are Simple Interest Receivables. See “Description of the Receivables—Calculation Methods” in the accompanying prospectus.

The composition, distribution by contract rate and geographic distribution by state, in each case of the receivables as of the statistical cut-off date are set forth in the tables below.

Composition of the Statistical Pool

As of the Statistical Cut-off Date

	New	Used	Total
Aggregate Outstanding Principal Balance	$320,950,032.91	$1,009,203,186.78	$1,330,153,219.69
Number of Receivables	14,981	64,271	79,252
Percent of Aggregate Outstanding Principal Balance	24.13%	75.87%
Average Outstanding Principal Balance	$21,423.81	$15,702.31	$16,783.84
Range of Principal Balances	$1,291.39 to $91,625.76	$735.33 to $95,803.15	$735.33 to $95,803.15
Weighted Average Contract Rate	5.415%	5.994%	5.855%
Range of Contract Rates	3.45% to 8.99%	3.40% to 9.50%	3.40% to 9.50%
Weighted Average Remaining Term	54.88	52.60	53.15
Range of Remaining Terms	4 to 72 months	4 to 72 months	4 to 72 months
Weighted Average Original Term	58.64	55.74	56.44
Range of Original Terms	12 to 72 months	12 to 72 months	12 to 72 months

The “Weighted Average Remaining Term” in the preceding table is based on weighting by current balance and remaining term of each receivable. The “Weighted Average Original Term” in the preceding table is based on weighting by original outstanding principal balance of each receivable.

Distribution of the Statistical Pool of Receivables by Contract Rate

As of the Statistical Cut-off Date

Contract Rate Range	Number of Receivables	Percent of Total Number of Receivables(1)	Aggregate Principal Balance	Percent of Total Aggregate Outstanding Principal Balance(1)
3.01– 4.00%	134	0.17%	$2,925,060.42	0.22%
4.01– 5.00	8,952	11.30	181,679,228.44	13.66
5.01– 6.00	42,638	53.80	693,367,846.34	52.13
6.01– 7.00	22,561	28.47	378,691,314.47	28.47
7.01– 8.00	4,133	5.22	63,389,935.60	4.77
8.01– 9.00	733	0.92	9,018,308.70	0.68
9.01–10.00	101	0.13	1,081,525.72	0.08

Total	79,252	100.00%	$1,330,153,219.69	100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Statistical Pool of Receivables by State

As of the Statistical Cut-off Date

State (1)	Number of Receivables	Percent of Total Number of Receivables (2)	Aggregate Outstanding Principal Balance	Percent of Total Aggregate Outstanding Principal Balance (2)
Alabama	836	1.05%	$13,746,346.67	1.03%
Alaska	109	0.14	1,838,890.67	0.14
Arizona	1814	2.29	34,015,339.63	2.56
Arkansas	593	0.75	9,958,639.08	0.75
California	12,986	16.39	233,829,674.14	17.58
Colorado	1,647	2.08	27,270,281.57	2.05
Connecticut	1,385	1.75	21,706,111.98	1.63
Delaware	367	0.46	5,870,329.69	0.44
Florida	4,729	5.97	81,342,330.55	6.12
Georgia	3,394	4.28	58,403,698.46	4.39
Hawaii	468	0.59	8,439,846.63	0.63
Idaho	475	0.60	7,488,203.74	0.56
Illinois	2,853	3.60	47,522,729.04	3.57
Indiana	1,070	1.35	16,842,628.25	1.27
Iowa	512	0.65	7,699,133.02	0.58
Kansas	927	1.17	14,439,100.57	1.09
Kentucky	701	0.88	10,651,880.24	0.80
Louisiana	855	1.08	14,900,564.85	1.12
Maine	202	0.25	2,909,140.11	0.22
Maryland	2,251	2.84	38,246,315.35	2.88
Massachusetts	1,580	1.99	23,681,746.87	1.78
Michigan	1,668	2.10	26,403,998.55	1.99
Minnesota	1,008	1.27	15,405,970.23	1.16
Mississippi	340	0.43	5,770,959.49	0.43
Missouri	1,546	1.95	25,098,373.98	1.89
Montana	248	0.31	3,944,954.06	0.30
Nebraska	427	0.54	6,504,510.60	0.49
Nevada	674	0.85	12,468,434.69	0.94
New Hampshire	5	0.01	76,367.84	0.01
New Jersey	3,122	3.94	50,403,512.39	3.79
New Mexico	541	0.68	8,698,446.41	0.65
New York	3,308	4.17	52,082,551.93	3.92
North Carolina	2,099	2.65	34,848,567.80	2.62
North Dakota	1	0.00	11,356.46	0.00
Ohio	1,846	2.33	28,000,096.04	2.11
Oklahoma	717	0.90	11,659,757.12	0.88
Oregon	1,100	1.39	18,094,427.47	1.36
Pennsylvania	3,673	4.63	56,892,716.52	4.28
Rhode Island	185	0.23	2,697,825.35	0.20
South Carolina	695	0.88	10,947,155.77	0.82
South Dakota	115	0.15	1,707,342.66	0.13
Tennessee	1,201	1.52	20,039,733.59	1.51
Texas	6,812	8.60	121,315,983.12	9.12
Utah	336	0.42	5,760,767.58	0.43
Vermont	165	0.21	2,178,966.89	0.16
Virginia	3,183	4.02	53,403,525.57	4.01
Washington	2,985	3.77	51,586,600.58	3.88
West Virginia	328	0.41	5,289,238.26	0.40
Wisconsin	938	1.18	14,161,801.49	1.06
Wyoming	93	0.12	1,473,201.15	0.11
Washington, DC	139	0.18	2,423,144.99	0.18

Total	79,252	100.00%	$1,330,153,219.69	100.00%

(1)	Based on the billing address of the obligor on the receivables.
(2)	Sum may not equal 100% due to rounding.

Delinquencies, Repossessions and Net Losses

The following tables provide information relating to delinquency and credit loss experience for each period indicated with respect to all motor vehicle receivables originated by the originator and serviced by COAF, the originator and their affiliates which were classified at origination in the “prime” category. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period, including those sold in “whole loan sales” with servicing retained. Although COAF, the originator and its affiliates originate and service non-prime receivables, this segment of COAF’s, the originator’s and their affiliates’ portfolio is excluded from the following delinquency and credit loss experience tables. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of the motor vehicle receivables servicing portfolio set forth in the following tables.

	Delinquency Experience As of December 31,
	2002		2001		2000		1999		1998
	Amount ($)	Percent	Amount ($)	Percent	Amount ($)	Percent	Amount ($)	Percent	Amount ($)	Percent
Receivables Outstanding(1)	$2,730,558,096		$1,548,976,157		$778,152,811		$200,274,238		$52,516,144
Delinquencies(2)(3)
30-59 days	$2,463,691	0.09%	$1,256,410	0.08%	$229,888	0.03%	$67,468	0.03%	$—	0.00%
60-89 days	716,076	0.03%	235,157	0.02%	63,660	0.01%	—	0.00%	—	0.00%
90 days & over	472,114	0.02%	208,337	0.01%	73,380	0.01%	—	0.00%	—	0.00%

Total	$3,651,881	0.14%	$1,699,904	0.11%	$366,928	0.05%	$67,468	0.03%	$—	0.00%

(1)	Receivables outstanding include receivables that have been sold and remain serviced by COAF, the originators and their affiliates.
(2)	The servicer considers a receivable delinquent when an obligor fails to make all of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.
(3)	Delinquencies include repossessions on hand.

	Credit Loss Experience For the Twelve Months Ended December 31,
	2002	2001	2000	1999	1998
Number of Receivables Outstanding(1)	189,785	104,558	48,144	11,848	3,055
Average Receivables Outstanding(2)	147,172	76,351	29,996	7,452	1,557
Receivables Repossessed	181	29	10	2	0
% of Receivables Repossessed	0.12%	0.04%	0.03%	0.03%	0.00%
Average Principal Balance Outstanding	$2,139,767,126	$1,163,564,484	$489,213,525	$126,372,000	$26,813,000
Net Dollar Loss(3)	$2,561,604	$813,384	$266,358	$67,490	$0
Net Dollar Loss %	0.12%	0.07%	0.05%	0.05%	0.00%

(1)	Number of receivables outstanding include receivables that have been sold and remain serviced by COAF, the originators and their affiliates.
(2)	Averages are calculated based on beginning and end of period balances.
(3)	Net Dollar Loss is equal to serviced losses excluding accounting accruals. Deficiency estimates (50%) are used for vehicles that have been repossessed but not yet sold.

In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

See “Description of the Transaction Documents” in the accompanying prospectus for additional information regarding the servicer.

Information About Certain Previous Securitizations

Appendix A, attached to this prospectus supplement, sets forth in tabular format certain information regarding the performance of all securitizations of prime motor vehicle receivables since 1999 originated by and serviced by PeopleFirst. The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in this receivables pool and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated, and that will exist when the receivables in this receivables pool are repaid. As a result, there can be no assurance that the performance of PeopleFirst’s prior motor vehicle receivables securitization transactions will correspond to and be an accurate predictor of the performance of this receivables securitization.

WEIGHTED AVERAGE LIFE OF THE NOTES

Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS,” assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle receivables, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

The tables below which are captioned “Percent of Initial Principal Balance Outstanding at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuer holds five pools of receivables with the following characteristics:

Pool	Aggregate Principal Balance	Gross Contract Rate	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$16,086,833.50	5.527%	25	20
2	$140,792,229.43	5.423%	36	33
3	$148,139,334.28	5.935%	48	45
4	$509,387,153.97	5.770%	60	57
5	$185,594,448.82	6.378%	72	69

Total	$1,000,000,000.00

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each month commencing in April 2003 and each month has 30 days;

•	the original principal balances of each class of notes are equal to the original principal balances set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing May 15, 2003, and on the 15th calendar day of each subsequent month;

•	the notes are purchased on March 27, 2003;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	except as indicated in the tables, the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	the difference between the gross contract rate and the net contract rate is equal to the servicing fee due to the servicer.

The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-1 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%
Closing Date	100.0%	100.0%	100.0%	100.0%	100.0%
May, 2003	89.7	87.3	84.9	83.5	82.4
June, 2003	79.4	74.8	70.1	67.2	65.2
July, 2003	69.2	62.4	55.5	51.2	48.3
August, 2003	59.0	50.2	41.0	35.4	31.6
September, 2003	48.9	38.0	26.8	20.0	15.3
October, 2003	38.8	26.0	12.9	4.8	0.0
November, 2003	28.7	14.2	0.0	0.0	0.0
December, 2003	18.7	2.4	0.0	0.0	0.0
January, 2004	8.8	0.0	0.0	0.0	0.0
February, 2004	0.0	0.0	0.0	0.0	0.0

Weighted Average Life (Years) to Call	0.50	0.43	0.38	0.35	0.34
Weighted Average Life (Years) to Maturity	0.50	0.43	0.38	0.35	0.34

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-2 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%
Closing Date	100.0%	100.0%	100.0%	100.0%	100.0%
May, 2003	100.0	100.0	100.0	100.0	100.0
June, 2003	100.0	100.0	100.0	100.0	100.0
July, 2003	100.0	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0	100.0
November, 2003	100.0	100.0	100.0	92.2	85.9
December, 2003	100.0	100.0	87.9	77.6	70.6
January, 2004	100.0	93.1	74.6	63.2	55.5
February, 2004	100.0	81.7	61.5	49.2	40.8
March, 2004	91.3	70.3	48.7	35.4	26.4
April, 2004	81.5	59.1	36.1	21.9	12.3
May, 2004	71.7	48.1	23.7	8.8	0.0
June, 2004	62.0	37.2	11.6	0.0	0.0
July, 2004	52.3	26.4	0.0	0.0	0.0
August, 2004	42.7	15.8	0.0	0.0	0.0
September, 2004	33.1	5.3	0.0	0.0	0.0
October, 2004	23.6	0.0	0.0	0.0	0.0
November, 2004	14.1	0.0	0.0	0.0	0.0
December, 2004	4.7	0.0	0.0	0.0	0.0
January, 2005	0.0	0.0	0.0	0.0	0.0
February, 2005	0.0	0.0	0.0	0.0	0.0
March, 2005	0.0	0.0	0.0	0.0	0.0
April, 2005	0.0	0.0	0.0	0.0	0.0
May, 2005	0.0	0.0	0.0	0.0	0.0
June, 2005	0.0	0.0	0.0	0.0	0.0
July, 2005	0.0	0.0	0.0	0.0	0.0
August, 2005	0.0	0.0	0.0	0.0	0.0
September, 2005	0.0	0.0	0.0	0.0	0.0
October, 2005	0.0	0.0	0.0	0.0	0.0
November, 2005	0.0	0.0	0.0	0.0	0.0
December, 2005	0.0	0.0	0.0	0.0	0.0
January, 2006	0.0	0.0	0.0	0.0	0.0
February, 2006	0.0	0.0	0.0	0.0	0.0
March, 2006	0.0	0.0	0.0	0.0	0.0
April, 2006	0.0	0.0	0.0	0.0	0.0
May, 2006	0.0	0.0	0.0	0.0	0.0
June, 2006	0.0	0.0	0.0	0.0	0.0
July, 2006	0.0	0.0	0.0	0.0	0.0
August, 2006	0.0	0.0	0.0	0.0	0.0
September, 2006	0.0	0.0	0.0	0.0	0.0
October, 2006	0.0	0.0	0.0	0.0	0.0
November, 2006	0.0	0.0	0.0	0.0	0.0
December, 2006	0.0	0.0	0.0	0.0	0.0
January, 2007	0.0	0.0	0.0	0.0	0.0
February, 2007	0.0	0.0	0.0	0.0	0.0
March, 2007	0.0	0.0	0.0	0.0	0.0
April, 2007	0.0	0.0	0.0	0.0	0.0
May, 2007	0.0	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0	0.0
Weighted Average Life (Years) to Call	1.36	1.16	1.00	0.92	0.88
Weighted Average Life (Years) to Maturity	1.36	1.16	1.00	0.92	0.88

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-3 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%
Closing Date	100.0%	100.0%	100.0%	100.0%	100.0%
May, 2003	100.0	100.0	100.0	100.0	100.0
June, 2003	100.0	100.0	100.0	100.0	100.0
July, 2003	100.0	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0	100.0
November, 2003	100.0	100.0	100.0	100.0	100.0
December, 2003	100.0	100.0	100.0	100.0	100.0
January, 2004	100.0	100.0	100.0	100.0	100.0
February, 2004	100.0	100.0	100.0	100.0	100.0
March, 2004	100.0	100.0	100.0	100.0	100.0
April, 2004	100.0	100.0	100.0	100.0	100.0
May, 2004	100.0	100.0	100.0	100.0	99.1
June, 2004	100.0	100.0	100.0	97.5	90.9
July, 2004	100.0	100.0	99.8	89.7	82.9
August, 2004	100.0	100.0	92.7	82.2	75.1
September, 2004	100.0	100.0	85.7	74.8	67.5
October, 2004	100.0	96.9	78.8	67.6	60.1
November, 2004	100.0	90.7	72.1	60.7	52.9
December, 2004	100.0	84.5	65.5	53.9	45.9
January, 2005	97.3	78.6	59.3	47.4	39.3
February, 2005	91.8	72.8	53.2	41.1	32.9
March, 2005	86.3	67.1	47.2	35.0	26.7
April, 2005	80.9	61.5	41.4	29.1	20.7
May, 2005	75.5	55.9	35.8	23.3	14.9
June, 2005	70.1	50.5	30.2	17.8	9.4
July, 2005	64.7	45.1	24.9	12.5	4.0
August, 2005	59.4	39.9	19.7	7.3	0.0
September, 2005	54.1	34.7	14.7	2.3	0.0
October, 2005	48.8	29.6	9.8	0.0	0.0
November, 2005	43.6	24.6	5.0	0.0	0.0
December, 2005	38.4	19.7	0.5	0.0	0.0
January, 2006	33.3	14.9	0.0	0.0	0.0
February, 2006	29.2	11.1	0.0	0.0	0.0
March, 2006	25.2	7.3	0.0	0.0	0.0
April, 2006	21.1	3.6	0.0	0.0	0.0
May, 2006	17.2	0.0	0.0	0.0	0.0
June, 2006	13.2	0.0	0.0	0.0	0.0
July, 2006	9.3	0.0	0.0	0.0	0.0
August, 2006	5.4	0.0	0.0	0.0	0.0
September, 2006	1.5	0.0	0.0	0.0	0.0
October, 2006	0.0	0.0	0.0	0.0	0.0
November, 2006	0.0	0.0	0.0	0.0	0.0
December, 2006	0.0	0.0	0.0	0.0	0.0
January, 2007	0.0	0.0	0.0	0.0	0.0
February, 2007	0.0	0.0	0.0	0.0	0.0
March, 2007	0.0	0.0	0.0	0.0	0.0
April, 2007	0.0	0.0	0.0	0.0	0.0
May, 2007	0.0	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0	0.0
Weighted Average Life (Years) to Call	2.61	2.29	2.00	1.84	1.74
Weighted Average Life (Years) to Maturity	2.61	2.29	2.00	1.84	1.74

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-4 Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%
Closing Date	100.0%	100.0%	100.0%	100.0%	100.0%
May, 2003	100.0	100.0	100.0	100.0	100.0
June, 2003	100.0	100.0	100.0	100.0	100.0
July, 2003	100.0	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0	100.0
November, 2003	100.0	100.0	100.0	100.0	100.0
December, 2003	100.0	100.0	100.0	100.0	100.0
January, 2004	100.0	100.0	100.0	100.0	100.0
February, 2004	100.0	100.0	100.0	100.0	100.0
March, 2004	100.0	100.0	100.0	100.0	100.0
April, 2004	100.0	100.0	100.0	100.0	100.0
May, 2004	100.0	100.0	100.0	100.0	100.0
June, 2004	100.0	100.0	100.0	100.0	100.0
July, 2004	100.0	100.0	100.0	100.0	100.0
August, 2004	100.0	100.0	100.0	100.0	100.0
September, 2004	100.0	100.0	100.0	100.0	100.0
October, 2004	100.0	100.0	100.0	100.0	100.0
November, 2004	100.0	100.0	100.0	100.0	100.0
December, 2004	100.0	100.0	100.0	100.0	100.0
January, 2005	100.0	100.0	100.0	100.0	100.0
February, 2005	100.0	100.0	100.0	100.0	100.0
March, 2005	100.0	100.0	100.0	100.0	100.0
April, 2005	100.0	100.0	100.0	100.0	100.0
May, 2005	100.0	100.0	100.0	100.0	100.0
June, 2005	100.0	100.0	100.0	100.0	100.0
July, 2005	100.0	100.0	100.0	100.0	100.0
August, 2005	100.0	100.0	100.0	100.0	98.0
September, 2005	100.0	100.0	100.0	100.0	89.1
October, 2005	100.0	100.0	100.0	95.6	80.6
November, 2005	100.0	100.0	100.0	87.3	72.4
December, 2005	100.0	100.0	100.0	79.3	64.7
January, 2006	100.0	100.0	92.8	71.7	57.4
February, 2006	100.0	100.0	86.2	65.3	51.2
March, 2006	100.0	100.0	79.8	59.2	0.0
April, 2006	100.0	100.0	73.6	53.4	0.0
May, 2006	100.0	99.9	67.7	0.0	0.0
June, 2006	100.0	93.4	61.9	0.0	0.0
July, 2006	100.0	87.1	56.4	0.0	0.0
August, 2006	100.0	80.9	51.2	0.0	0.0
September, 2006	100.0	74.9	0.0	0.0	0.0
October, 2006	95.7	69.0	0.0	0.0	0.0
November, 2006	88.8	63.2	0.0	0.0	0.0
December, 2006	81.9	57.6	0.0	0.0	0.0
January, 2007	75.0	52.1	0.0	0.0	0.0
February, 2007	69.7	0.0	0.0	0.0	0.0
March, 2007	64.3	0.0	0.0	0.0	0.0
April, 2007	59.1	0.0	0.0	0.0	0.0
May, 2007	53.8	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0	0.0
Weighted Average Life (Years) to Call	4.04	3.70	3.27	2.98	2.81
Weighted Average Life (Years) to Maturity	4.30	3.99	3.55	3.23	3.01

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class B Notes

Payment Date	0.50%	1.00%	1.50%	1.80%	2.00%
Closing Date	100.0%	100.0%	100.0%	100.0%	100.0%
May, 2003	100.0	100.0	100.0	100.0	100.0
June, 2003	100.0	100.0	100.0	100.0	100.0
July, 2003	100.0	100.0	100.0	100.0	100.0
August, 2003	100.0	100.0	100.0	100.0	100.0
September, 2003	100.0	100.0	100.0	100.0	100.0
October, 2003	100.0	100.0	100.0	100.0	93.2
November, 2003	100.0	100.0	91.5	75.8	74.4
December, 2003	100.0	100.0	74.8	72.6	71.0
January, 2004	100.0	76.0	71.9	69.4	67.7
February, 2004	88.8	73.5	69.0	66.3	64.5
March, 2004	75.6	71.0	66.2	63.3	61.3
April, 2004	73.4	68.5	63.4	60.3	58.2
May, 2004	71.3	66.1	60.7	57.4	55.2
June, 2004	69.1	63.7	58.1	54.6	52.2
July, 2004	67.0	61.3	55.4	51.8	49.4
August, 2004	64.9	59.0	52.9	49.1	46.6
September, 2004	62.8	56.7	50.4	46.5	43.9
October, 2004	60.7	54.4	47.9	43.9	41.2
November, 2004	58.6	52.2	45.5	41.4	38.6
December, 2004	56.5	49.9	43.2	39.0	36.1
January, 2005	54.5	47.8	40.9	36.7	33.8
February, 2005	52.6	45.8	38.7	34.4	31.5
March, 2005	50.6	43.7	36.6	32.2	29.3
April, 2005	48.7	41.7	34.5	30.1	27.1
May, 2005	46.7	39.7	32.5	28.1	25.0
June, 2005	44.8	37.8	30.5	26.1	23.1
July, 2005	42.9	35.8	28.6	24.2	21.1
August, 2005	41.0	34.0	26.7	22.3	19.3
September, 2005	39.1	32.1	24.9	20.5	17.5
October, 2005	37.2	30.3	23.2	18.8	15.9
November, 2005	35.3	28.5	21.5	17.2	14.3
December, 2005	33.4	26.8	19.9	15.6	12.7
January, 2006	31.6	25.0	18.3	14.1	11.3
February, 2006	30.1	23.7	17.0	12.9	10.1
March, 2006	28.7	22.3	15.7	11.7	0.0
April, 2006	27.3	21.0	14.5	10.5	0.0
May, 2006	25.8	19.7	13.3	0.0	0.0
June, 2006	24.4	18.4	12.2	0.0	0.0
July, 2006	23.0	17.2	11.1	0.0	0.0
August, 2006	21.6	15.9	10.1	0.0	0.0
September, 2006	20.2	14.7	0.0	0.0	0.0
October, 2006	18.8	13.6	0.0	0.0	0.0
November, 2006	17.5	12.4	0.0	0.0	0.0
December, 2006	16.1	11.3	0.0	0.0	0.0
January, 2007	14.8	10.3	0.0	0.0	0.0
February, 2007	13.7	0.0	0.0	0.0	0.0
March, 2007	12.7	0.0	0.0	0.0	0.0
April, 2007	11.6	0.0	0.0	0.0	0.0
May, 2007	10.6	0.0	0.0	0.0	0.0
June, 2007	0.0	0.0	0.0	0.0	0.0
Weighted Average Life (Years) to Call	2.24	1.98	1.73	1.59	1.50
Weighted Average Life (Years) to Maturity	2.29	2.04	1.79	1.64	1.54

DESCRIPTION OF THE NOTES

The following information summarizes material provisions of the notes, the indenture and the sale and servicing agreement. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture and the sale and servicing agreement set forth in the accompanying prospectus, to which you should refer.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuer and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the notes. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuer property and certain rights and benefits available to the indenture trustee under the indenture and the sale and servicing agreement. JPMorgan Chase Bank will be the “indenture trustee.” You may contact the indenture trustee at 4 New York Plaza,  6th floor, New York, New York 10004-2477, or by calling (212) 623-5237.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 15th day of each month or, if that day is not a business day, then the next business day beginning  May 15, 2003.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The original principal balance, interest rate and “final scheduled payment date” for each class of the notes is set forth on the cover page to this prospectus supplement.

Payments of Interest

Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be due and payable monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date.

Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes as of the close of business on the prior payment date, or in the case of the first payment date, the closing date. Interest due and accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

If the notes are in book-entry form, then interest on each note will be paid to holders of record of the notes as of the business day immediately preceding the payment date. If the notes are issued as definitive notes, then interest on each note will be paid to holders of record of the notes as of the close of business on the last day of the calendar month preceding the payment date. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

Failure to pay the interest due on the notes of the Controlling Class on any payment date will result in an event of default. See “Description of Transfer Agreements and the Indenture—Events of Default.”

Payments of Principal

On each payment date, amounts deposited into the principal distribution account (as described below under “Description of the Transfer Agreements and the Indenture—Priority of Payments”) will be applied to make principal payments on the notes in the following order of priority:

first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

second, to the other Class A notes, sequentially to the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, the amount required to reduce the aggregate outstanding principal balance of the Class A notes to an amount equal to 97.75% of the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account on the last day of the preceding calendar month; and

third, to the Class B notes, the amount required to reduce the outstanding principal balance of the Class B notes to an amount equal to 2.25% of the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account on the last day of the preceding calendar month.

Failure to pay the outstanding principal balance of any class of notes on its final scheduled payment date will be an event of default under the indenture. At any time after the notes have been accelerated following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the outstanding principal balance of each class of Class A notes (other than the Class A-1 notes), until the Class A notes have been paid in full, and then to the Class B noteholders until the Class B notes have been paid in full.

To the extent not previously paid prior to those dates, the outstanding principal amount of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, March 2004;

•	for the Class A-2 notes, July 2005;

•	for the Class A-3 notes, April 2007;

•	for the Class A-4 notes, September 2009; and

•	for the Class B notes, September 2009.

Optional Redemption

If COAF, as the servicer, exercises its optional clean-up call to purchase the receivables on any payment date when the then-outstanding pool balance on the last day of any collection period has declined to 10% or less of the initial pool balance plus the initial pre-funding deposit amount, then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer exercises this option. The servicer’s option is described in the prospectus under “Description of the Transaction Documents—Termination.” The redemption price for each class of notes will be equal to the then-outstanding principal amount of that class, plus accrued and unpaid interest thereon at the applicable interest rate.

It is expected that at the time this clean-up call option becomes available to the servicer, only the Class A-4 notes and Class B notes will be outstanding.

Delivery of Notes

The offered notes will be issued in the minimum denomination of $250,000, and in integral multiples of $1,000 in excess thereof on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

DESCRIPTION OF THE TRANSFER AGREEMENTS AND THE INDENTURE

The following information summarizes material provisions of the “sale agreement” entered into between COAF and the originator, the “purchase agreement” entered into between COAF and the seller, the “sale and servicing agreement” entered into among the seller, the servicer, the issuer and the indenture trustee and the “indenture” entered into between the issuer and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “Description of the Transaction Documents,” to which reference is hereby made. We sometimes refer to these agreements collectively as the “transfer agreements.”

Sale and Assignment of Receivables

The receivables will be transferred and assigned by the originator to COAF pursuant to the sale agreement, by COAF to the seller pursuant to the purchase agreement, sold and assigned by the seller to the issuer pursuant to the sale and servicing agreement and pledged by the issuer to the indenture trustee pursuant to the indenture. We will file a copy of the actual transfer agreements with the Securities and Exchange Commission (the “SEC”) after we issue the notes. This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.

Collection and Other Servicing Procedures

The servicer will be COAF. So long as COAF is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivables as the issuer’s agent. COAF’s obligations as servicer and custodian will be guaranteed by Capital One Financial under the “limited guaranty.” The servicer, among other things, will manage, service, administer and make collections of the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity. See “Description of PeopleFirst Finance, LLC.” The originator will act as subservicer for the receivables transferred to the issuer. Pursuant to a subservicing agreement, the originator will service the receivables in accordance with its customary servicing practices, which may be different than the customary servicing practices of the servicer.

Accounts

The issuer will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the principal distribution account;

•	the reserve account; and

•	the pre-funding account.

Deposits to the Collection Account

COAF generally will be required to remit collections it receives on the receivables to the collection account within two business days of receipt. However, if Capital One Financial’s short term unsecured debt is rated at least “Prime-1” by Moody’s and “A-1” by Standard & Poor’s, COAF may remit collections for a collection period on the payment date following such collection period. If Capital One Financial’s short term unsecured debt rating does not satisfy the levels specified by one or more of the rating agencies but COAF makes other arrangements and satisfies the Rating Agency Condition, COAF may remit collections on an alternative remittance schedule but not later than the related payment date. Capital One Financial’s ratings currently do not satisfy the specified levels, and COAF will remit collections within two business days of receipt unless COAF otherwise satisfies the Rating Agency Condition. Currently, payments on all of the issuer’s receivables are remitted to a lockbox account for which PeopleFirst is the administrator. Collections deposited in the lockbox account will be remitted within two business days of receipt to the collection account. See “Description of PeopleFirst Finance, LLC” and “Risk Factors—Adverse events with respect to the servicer, the originator or their or its affiliates could affect the timing of payments on your notes or have other adverse effects on your notes.” Pending deposit into the collection account, collections may be commingled and used by the servicer or the originator at its own risk and for its own benefit and will not be segregated from its own funds.

On or before each payment date, the servicer will notify the indenture trustee to withdraw from the reserve account and deposit into the collection account an amount equal to the excess of the amount required to be distributed pursuant to clauses first through fifth in the payment waterfall described below under “—Priority of Payments” and the Available Funds then on deposit in the collection account for distribution on that payment date; provided, however, that the indenture trustee will use funds from the reserve account to cover any shortfall in principal on the Class B notes only on the final scheduled payment date for the Class B notes.

Priority of Payments

On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding such payment date—including funds, if any, deposited into the collection account from the reserve account—in the following order of priority:

(1)	first, to the indenture trustee and the owner trustee, any accrued and unpaid fees (including any prior unpaid indenture trustee or owner trustee fees) and any reasonable expenses (including indemnification amounts) not previously paid by the servicer; provided, however, that expenses and indemnification amounts payable to the indenture trustee and the owner trustee pursuant to this clause (1) shall be limited to $150,000 per annum in the aggregate;

(2)	second, to the servicer, the servicing fees and all prior unpaid servicing fees;

(3)	third, to the Class A noteholders, pro rata, the accrued Class A note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each of the Class A notes at their respective interest rates on the principal outstanding as of the previous payment date after giving effect to all payments of principal to the holders of Class A notes on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the holders of Class A notes on prior payment dates over the amounts actually paid to the holders of Class A notes on those prior payment dates, plus interest on any such shortfall at their respective interest rates (to the extent permitted by law);

(4)	fourth, to the principal distribution account for distribution pursuant to “Description of the Notes— Payments of Principal” above, the First Allocation of Principal;

(5)	fifth, to the Class B noteholders, the accrued Class B note interest, which is the sum of (a) the aggregate amount of interest due and accrued for the related interest period on each of the Class B notes at the Class B interest rates on the principal outstanding as of the previous payment date after giving effect to all payments of principal to the holders of Class B notes on the preceding payment date; and (b) the excess, if any, of the amount of interest due and payable to the holders of Class B notes on prior payment dates over the amounts actually paid to the holders of Class B notes on those prior payment dates, plus interest on any such shortfall at their respective interest rates (to the extent permitted by law);

(6)	sixth, to the principal distribution account for distribution pursuant to “Description of the Notes— Payments of Principal” above, the Total Class A Allocation of Principal;

(7)	seventh, to the reserve account, any additional amount required to reinstate the amount in the reserve account up to the Specified Reserve Account Balance;

(8)	eighth, to the principal distribution account for distribution pursuant to “Description of the Notes— Payments of Principal” above, the Total Class B Allocation of Principal;

(9)	ninth, to the owner trustee and the indenture trustee, expenses (including indemnification amounts) permitted under the trust agreement and the indenture, as applicable, which have not been previously paid; and

(10)	tenth, to the equity certificateholder, any funds remaining.

Upon any distribution to the equity certificateholder of any amounts, the noteholders will not have any rights in, or claims to, those amounts.

Principal Distribution Account

On each payment date, the indenture trustee will make payments from amounts deposited in the principal distribution account on that date in the order of priority above under “Description of the Notes—Payments of Principal.”

Reserve Account

The seller will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that amounts on deposit in the reserve account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

The reserve account will be funded by a deposit from proceeds of the offering on the closing date in the amount equal to the sum of (a) 0.50% of the pool balance of the receivables as of the initial cut-off date plus (b) the amount expected to cover the negative arbitrage with respect to the interest income and earnings on funds on deposit in the pre-funding account.

“Specified Reserve Account Balance” for a payment date will be equal to the greater of (a) 0.50% of the initial pool balance plus the aggregate principal balance of all subsequent receivables transferred on any funding date on or prior to that payment date and (b) 0.85% of the outstanding pool balance as of the last day of the preceding calendar month; provided, however, that if a Reserve Account Increase Condition has occurred and is continuing then the “Specified Reserve Account Balance” for that payment date will be equal to the greater of (x) 0.50% of the initial pool balance plus the aggregate principal balance of all subsequent receivables transferred to the issuer on or prior to that payment date and (y) 3.50% of the pool balance as of the last day of the preceding calendar month; provided, further, that in no event will the “Specified Reserve Account Balance” for a payment date exceed the aggregate outstanding principal balance of the Class A notes and the Class B notes after giving effect to all payments on that payment date. In addition, prior to the end of the Funding Period, the Specified Reserve Account Balance will include certain amounts necessary to cover the negative arbitrage with respect to the funds deposited in the pre-funding account.

A “Reserve Account Increase Condition” will be in effect for any payment date if either (a) the average of the Charge-off Rates for the three collection periods preceding that payment date exceeds 2.25% or (b) the average of the Delinquency Percentages for the three collection periods preceding that payment date exceeds 2.25%.

As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuer will, to the extent available, deposit the amount, if any, necessary to cause the amount of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth above under “—Priority of Payments.”

Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the servicer. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the reserve account may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

The amount on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through fifth under “—Priority of Payments” above; and provided, further, that the indenture trustee will withdraw funds from the reserve account to cover any shortfall in principal on the Class B notes only on the final scheduled payment date for the Class B notes.

If the amount on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, then the servicer will instruct the indenture trustee to distribute the amount of the excess, as specified under “—Priority of Payments” above (including after the cure of a Reserve Account Increase Condition).

In addition, on any payment date occurring after the end of the funding period, if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through eighth under “—Priority of Payments” above would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

Pre-Funding Account

On the closing date, approximately $             will be deposited from the proceeds of the sale of the notes in an account established with the indenture trustee for the purchase of subsequent receivables during the funding period (the “pre-funding account”) which will be included in the issuer property. In order to acquire subsequent receivables on a funding date, certain conditions precedent must be satisfied and the subsequent receivables must satisfy the same eligibility criteria as the receivables transferred on the closing date. The amount of funds withdrawn from the pre-funding account for the acquisition of subsequent receivables on a funding date will be equal to the purchase price with respect to such subsequent receivables. It is expected that the characteristics of the subsequent receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.

If any funds remain on deposit in the pre-funding account (including investment earnings or income) at the end of the funding period, the notes will be prepaid on the first payment date following the termination of the funding period as follows:

(1)	to pay to the holders of the Class A notes their pro rata portion of such funds (based on the original principal balance of the Class A notes as a fraction of the original principal balance of all notes) subject to the following:

(a)	if the aggregate amount of such funds exceeds $100,000, to pay the outstanding Class A notes, the portion of such funds to the holders of each class of Class A notes on a pro rata basis (based on the original principal balance of each class of the Class A notes as a fraction of the original principal balance of the Class A notes); and

(b)	if the aggregate amount of such funds is less than or equal to $100,000, to pay the Class A notes, the portion of such funds in sequential order of priority beginning with the Class A-1 notes; and

(2)	to pay to the holders of the Class B notes their pro rata portion of such funds (based on the original principal balance of the Class B notes as a fraction of the original principal balance of all notes).

Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings therefrom will be used to make interest payments on the notes during the funding period. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the pre-funding account may be invested in securities that will not mature prior to the next payment date with respect to such notes and will not be sold to meet any shortfalls.

Servicing Compensation and Expenses

The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from the initial cut-off date to the last day of the first collection period over 360), (2) 0.50% per annum and (3) the pool balance of the receivables as of the first day of the collection period (or as of the initial cut-off date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses incurred by it in connection with its servicing activities (including any fees and expenses of subservicers to whom it has delegated servicing responsibilities) and will not be entitled to reimbursement of those expenses except for auction, painting, repair or refurbishment expenses and similar expenses described in the definition of Liquidation Proceeds. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Extensions of Receivables Final Payment Dates

Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the Class B notes, then the servicer will be required to purchase that receivable from the issuer.

Servicer Termination Events

The following events constitute “servicer termination events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 30 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Resignation, Removal or Replacement of the Servicer

If a servicer termination event is unremedied, the indenture trustee, acting at the direction of noteholders holding not less than a majority of the aggregate outstanding principal amount of the Controlling Class of notes, may terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the servicer, the owner trustee, the issuer, the administrator, each rating agency and to the noteholders.

The servicer may not resign from its servicing obligations and duties unless it determines that its duties are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would no longer be permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties. See “Description of PeopleFirst Finance, LLC.” On or prior to the closing date, the servicer will enter into a subservicing agreement with the originator. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuer and the indenture trustee for those duties as if the servicer alone were performing those duties.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer until a newly appointed servicer for the receivables has assumed the servicing responsibilities and obligations of the resigning or terminated servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the issuer or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Termination Events

The holders of a majority of the aggregate outstanding principal amount of the Controlling Class may waive any servicer termination event.

Events of Default

The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days or more;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes;

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the noteholders, and which failure continues unremedied for 30 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of the aggregate outstanding principal amount of the notes; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 60 days) of bankruptcy, insolvency, receivership or liquidation of the issuer.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal on a class of notes will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

Upon the occurrence and continuation of any event of default (other than an event of bankruptcy, insolvency, receivership or liquidation), the indenture trustee or the holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Upon the occurrence of an event of default resulting from an event of bankruptcy, insolvency, receivership or liquidation of the issuer, the notes will automatically be accelerated, and all interest and principal on the notes will be due and payable without any declaration or other act by the indenture trustee or the noteholders.

If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuer property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuer maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal amount of the Controlling Class consent to such sale—excluding notes held by the servicer or its affiliates;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of such sale; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the Controlling Class.

In addition, if the event of default does not relate to a payment default or insolvency of the issuer, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal amount of the Controlling Class will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal amount of the Controlling Class may, in certain cases, waive any event of default, except a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes.

Priority of Payments Will Change Upon an Event of Default that Results in Acceleration

Following the occurrence of an event of default under the indenture which has resulted in an acceleration of the notes, the priority of payments changes. In that instance, payments on the notes will be made in the following order of priority:

•	interest on the Class A notes, ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full;

•	interest on the Class B notes; and

•	to the principal amount of the Class B notes until such principal amount is paid in full.

LEGAL INVESTMENT

The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Mayer, Brown, Rowe & Maw is of the opinion that:

•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the Class A notes and the Class B notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents, for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation.

The issuer will be treated as a Tax Non-Entity. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

Neither the Class A notes nor the Class B notes will be issued with original issue discount. See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans. Subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “benefit plan”). Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the seller believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuer for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, an originator, the servicer, the underwriters, the owner trustee, the indenture trustee, or any of their affiliates, is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60 (as amended by PTCE 2002-13), regarding investments by insurance company general accounts; PTCE 91-38 (as amended by PTCE 2002-13), regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14 (as amended by PTCE 2002-13), regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the notes with the assets of a benefit plan; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In addition, the notes may be acquired by benefit plans in reliance upon the underwriter’s exemption (as described in “ERISA Considerations” in the Prospectus) granted to Credit Suisse First Boston LLC (Prohibited Transaction Exemption (“PTE”) 89-90, as amended by PTE 2000-58 and PTE 2002-41) and to Wachovia Securities, Inc. (PTE 96-22, as amended by PTE 2000-58 and PTE 2002-41), to the extent applicable.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

See “ERISA Considerations” in the accompanying prospectus for additional considerations applicable to benefit plans that are considering an investment in the notes.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A notes and the Class B notes, the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Class A notes and the Class B notes, subject to the satisfaction of certain conditions precedent.

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes		Principal Amount of Class B Notes
Credit Suisse First Boston LLC	$		$		$		$		$
Wachovia Securities, Inc.	$		$		$		$		$
Banc of America Securities LLC	$		$		$		$		$
Barclays Capital Inc.	$		$		$		$		$
Deutsche Bank Securities Inc.	$		$		$		$		$
J.P. Morgan Securities Inc.	$		$		$		$		$
Lehman Brothers Inc.	$		$		$		$		$

Total		$220,000,000		$215,000,000		$350,000,000		$192,500,000		$22,500,000

The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of the Class A notes and the Class B notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%

Until the distribution of the Class A notes and the Class B notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A notes and the Class B notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes and Class B notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A notes and Class B notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A notes and Class B notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Class A notes and Class B notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the Class A notes and Class B notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes and Class B notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A notes and Class B notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

COAF and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates.

As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including warehouse debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a warehouse lender to its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

The Class A notes and the Class B notes are new issues of securities with no established trading market. The underwriters tell us that they intend to make a market in the Class A notes and Class B notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Class A notes and Class B notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A notes and Class B notes.

The seller will receive aggregate proceeds of approximately $             from the sale of the Class A notes and Class B notes (representing         % of the principal amount of the Class A notes and Class B notes) after paying the aggregate underwriting discount of $             on the Class A notes and Class B notes. Additional offering expenses are estimated to be $            .

Offering Restrictions

Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issuer or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A notes and Class B notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

This prospectus supplement includes words such as “expects,” “intends,” “anticipates,” “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of COAF or the seller. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The seller has no obligation to update or revise any such forward-looking statement.

LEGAL MATTERS

Certain legal opinions with respect to the notes will be given for the seller by Mayer, Brown, Rowe & Maw. Certain legal opinions with respect to the notes will be given for the underwriters by Dechert LLP.

GLOSSARY

“Aggregate Net Loss” means, with respect to a collection period, an amount (which may be a positive or negative number) equal to (a) the aggregate principal balance of all receivables newly designated as Defaulted Receivables during that collection period plus (b) all the Cram Down Losses which occurred during the collection period minus (c) all Liquidation Proceeds collected during that collection period with respect to all Defaulted Receivables.

“Available Funds” means, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices with respect to each receivable that will be purchased by the seller or servicer on that payment date, (iii) the investment income accrued during such collection period from the investment of funds in the issuer account and (iv) any amounts in excess of the Specified Reserve Account Amount.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of California, Delaware, Texas, Virginia or New York, or in the state in which the corporate trust office of the indenture trustee is located, are authorized or obligated by law, executive order or government decree to be closed.

“Capital One Financial” means Capital One Financial Corporation, a corporation organized under the laws of Delaware and the parent of COAF.

“Charge-off Rate” means, with respect to any collection period, a fraction (expressed as a percentage), the numerator of which is the annualized Aggregate Net Loss for that collection period and the denominator of which is the average of (a) the pool balance as of the last day of the immediately preceding collection period and (b) the pool balance as of the last day of that collection period.

“Class A-1 Allocation of Principal” means the lesser of (a) the then remaining outstanding principal balance of the Class A-1 notes (after the application of the First Allocation of Principal) and (b) the Regular Principal Allocation.

“Class A Allocation of Principal” means the lesser of (a) an amount equal to the excess, if any, of (1) the Regular Principal Allocation over (2) the Class A-1 Allocation of Principal, and (b) an amount (not less than zero) equal to the excess of (1) the sum of the aggregate outstanding principal balance of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes (after the application of the First Allocation of Principal) over (2) 97.75% of the pool balance as of the last day of the proceeding calendar month plus amounts, if any, on deposit in the pre-funding account.

“Collection” means, with respect to any receivable and to the extent received by the servicer after the applicable cut-off date for that receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any receivable purchased by the servicer or the seller on a prior payment date and (2) any Supplemental Servicing Fees.

“Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

“Collection Period” means each calendar month during the term of the sale and servicing agreement. With respect to any determination date or payment date, the “related collection period” means the collection period preceding the month in which such determination date or payment date occurs.

“Controlling Class” means, with respect to any notes outstanding, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding (excluding, in each case, notes held by the servicer or its affiliates).

“Cram Down Loss” means, with respect to any receivable (other than a Defaulted Receivable) as to which any court in any bankruptcy, insolvency or other similar proceeding issues an order reducing the principal amount to be paid on such receivable or otherwise modifies any payment terms with respect thereto, an amount equal to the greater of (i) the amount of the principal reduction ordered by such court and (ii) the difference between the principal balance of such receivable at the time of such court order and the net present value (using a discount rate which is the higher of the contract rate of such receivable or the rate of interest specified by such court order) of the scheduled payments as modified or restructured. A “Cram Down Loss” will be deemed to have occurred on the date of issuance of such court’s order.

“Current Receivable” means, as of any date of determination, any receivable that is not a Defaulted Receivable or a Liquidated Receivable.

“Cut-off Date” means, (i) with respect to the statistical information contained in this prospectus supplement, February 28, 2003 (referred to as the “statistical cut-off date”), (ii) with respect to the receivables transferred on the Closing Date,                     , 2003 (referred to as the “initial cut-off date”) and (iii) with respect to the subsequent receivables transferred to the issuer on any funding date, the date specified on the notice relating to that funding date (referred to as a “subsequent cut-off date”).

“Defaulted Receivable,” with respect to any collection period, will be a receivable as to which (a) all or any part of a scheduled payment is 120 or more days past due and the servicer has not repossessed the related financed vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 90 days, whichever occurs first. The principal balance of any receivable that becomes a “Defaulted Receivable” will be deemed to be zero as of the date it becomes a “Defaulted Receivable.”

“Delinquency Percentage” means, with respect to any collection period, a fraction (expressed as a percentage), the numerator of which is an amount equal to (a) the number of receivables 61 days or more delinquent (after taking into account permitted extensions) as of the last day of that collection period (but excluding Defaulted Receivables and receivables for which the related financed vehicle has been liquidated), determined in accordance with the servicer’s customary servicing practices plus (b) the number of receivables for which the related financed vehicle has been repossessed but not sold as of the last day of that collection period (but only to the extent the receivable is not included in clause (a) above) and the denominator of which is the number of Current Receivables as of the last day of that collection period.

“Eligible Investments” means any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•

demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

•	commercial paper (including commercial paper of any affiliate of seller, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+ and from Moody’s of Prime-1;

•	investments in money market funds (including funds for which the seller, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

“First Allocation of Principal” means an amount not less than zero equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A notes over (b) the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account as of the last day of the preceding calendar month; provided, however, that the “First Allocation of Principal” shall not exceed the aggregate outstanding principal amount of the Class A notes; provided, further, that the First Allocation of Principal on and after the final scheduled payment date for any class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of that class of Class A notes to zero.

“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuer.

“Funding Period” means the period from the closing date until the earliest of (1) three full calendar months following the closing date; (2) the date the amount in the pre-funding account is $10,000 or less; and (3) the occurrence of an event of default under the indenture.

“Liquidated Receivable” means, as of any date of determination, any receivable which (a) has been paid in full or (b) is a Defaulted Receivable with respect to which the servicer has determined in accordance with its customary servicing practices that all amounts expected to be received by the servicer with respect to such Defaulted Receivable have been received.

“Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such receivable net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

“Pool Balance” means at any time, the aggregate principal balance of the receivables at such time calculated in accordance with the customary servicing practices.

“Principal Balance” means, as of any time, for any receivable, the principal balance of that receivable under the terms of the receivable determined in accordance with the customary servicing practices.

“Principal Distribution Account” means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions of principal to the noteholders will be made.

“Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

“Regular Principal Allocation” means an amount not less than zero equal to the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Class A notes and Class B notes minus the First Allocation of Principal, if any, with respect to such Payment Date over (b) the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account as of the last day of the preceding calendar month; provided, however, that the “Regular Principal Allocation” on and after the final scheduled payment date for any Class of notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of that Class to zero (after the application of the First Allocation of Principal).

“Reserve Account” means the account established in the name of the indenture trustee for the benefit of the noteholders into which the servicer will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents will make the other deposits and withdrawals specified in this prospectus supplement.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

“Total Class A Allocation of Principal” means the total of (a) Class A-1 Allocation of Principal and (b) Class A Allocation of Principal.

“Total Class B Allocation of Principal” means the lesser of (a) an amount equal to the excess, if any, of (1) the Regular Principal Allocation over (2) the Total Class A Allocation of Principal, and (b) the amount (not less than zero) equal to the excess of (1) the outstanding principal balance of the Class B notes over (2) 2.25% of the pool balance as of the last day of the preceding calendar month plus amounts, if any, on deposit in the pre-funding account.

INDEX

ABS	S-17
ABS Tables	S-17
Administrator	S-10
Aggregate Net Loss	S-37
Available Funds	S-37
Benefit Plan	S-32
Business Day	S-37
Capital One Financial	S-37
Charge-off Rate	S-37
CIS Order	S-35
Closing Date	S-1
COAF	S-1
Code	S-32
Collection	S-37
Collection Account	S-37
Collection Period	S-37
Controlling Class	S-38
Current Receivable	S-38
Cut-off Date	S-3
Defaulted Receivable	S-38
Delinquency Percentage	S-38
Eligible Investments	S-38
Equity Certificate	S-1
ERISA	S-32
Event of Default	S-30
Excess Interest	S-4
Exchange Act	S-34
Final Scheduled Payment Date	S-23
Financed Vehicles	S-3
First Allocation of Principal	S-4
First Allocation of Principal	S-39
Funding Date	S-3
Funding Period	S-3
Indenture	S-9
Indenture Trustee	S-1
Initial Cut-off Date	S-3
Investment Company Act	S-32
Issuer	S-1
Issuer Property	S-3
Limited Guaranty	S-25
Liquidation Proceeds	S-39
Liquidated Receivable	S-39
Moody’s	S-5

Motor Vehicle Receivables	S-2
Noteholders	S-23
Obligors	S-3
Originator	S-1
Owner Trustee	S-1
Payment Date	S-1
Payment Default	S-31
PeopleFirst	S-1
Pool Balance	S-1
Pre-funding Account	S-3
Principal Balance	S-39
Principal Distribution Account	S-39
PTCE	S-33
Purchase Agreement	S-25
Rating Agency Condition	S-40
Receivables	S-2
Receivables Pool	S-2
Record Date	S-1
Regular Allocation of Principal	S-4
Regular Principal Allocation	S-40
Regulation	S-33
Reserve Account	S-4
Reserve Account Increase Condition	S-29
Sale Agreement	S-25
Sale and Servicing Agreement	S-25
SEC	S-25
Securities Act	S-34
Seller	S-1
Servicer	S-1
Servicer Termination Events	S-29
Servicing Fee	S-29
Specified Reserve Account Balance	S-4
Standard & Poor’s	S-5
Statistical Cut-off Date	S-3
Subsequent Cut-off Date	S-3
Subsequent Receivables	S-3
Supplemental Servicing Fees	S-40
Transfer Agreements	S-25
Weighted Average Life	S-18
Weighted Average Original Term	S-13
Weighted Average Remaining Term	S-13
Whole Loan Sales	S-16

APPENDIX A

This Appendix A contains performance data as of January 31, 2003 on the pools of loans included in PeopleFirst’s securitizations. This Appendix A includes the following information on these past securitizations:

(1)	Pool summaries (including the initial receivables balance, current receivables balance, original note balance, current note balance, initial weighted average annual percentage rate (APR) and initial weighted average remaining term); and

(2)	Net cumulative losses as a percentage of original pool balance.

Pool Summaries

	Initial Receivables Balance	Current Receivables Balance	Initial Note Balance	Current Note Balance	Initial Wtd. Avg. APR	Initial Wtd. Avg. Remaining Term (months)
1999-1	$118,367,346.94	$12,842,361.45	$116,000,000.00	$12,585,414.08	7.204%	49
2000-1	$252,514,897.94	$50,088,481.84	$245,000,000.00	$48,632,654.24	7.911%	53
2000-2	$534,348,526.19	$151,976,875.99	$525,000,000.00	$149,314,360.83	8.437%	53

MONTHLY NET CUMULATIVE LOSS RATES

(as a % of Original Pool Balance)

As of January 31, 2003

Months	1999-1	2000-1	2000-2
1	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.01%
4	0.00%	0.00%	0.01%
5	0.00%	0.01%	0.02%
6	0.00%	0.01%	0.03%
7	0.00%	0.01%	0.03%
8	0.00%	0.03%	0.04%
9	0.00%	0.03%	0.03%
10	0.00%	0.03%	0.04%
11	0.00%	0.04%	0.03%
12	0.00%	0.04%	0.04%
13	0.00%	0.04%	0.04%
14	0.01%	0.03%	0.05%
15	0.01%	0.03%	0.06%
16	0.01%	0.03%	0.07%
17	0.01%	0.04%	0.08%
18	0.01%	0.04%	0.09%
19	0.01%	0.04%	0.11%
20	0.01%	0.05%	0.10%
21	0.02%	0.05%	0.11%
22	0.02%	0.07%	0.12%
23	0.02%	0.07%	0.12%
24	0.03%	0.07%	0.13%
25	0.03%	0.08%	0.13%
26	0.03%	0.10%	0.15%
27	0.03%	0.10%
28	0.03%	0.10%
29	0.03%	0.10%
30	0.03%	0.10%
31	0.03%	0.10%
32	0.03%
33	0.03%
34	0.03%
35	0.03%
36	0.03%
37	0.02%
38	0.02%
39	0.02%

Prospectus

ASSET BACKED SECURITIES

CAPITAL ONE AUTO RECEIVABLES, LLC

Seller

You should consider carefully the risk factors beginning on page 3 of this prospectus and the risk factors in the applicable prospectus supplement.

The notes and the certificates will represent obligations of, or interests in, the issuer only and are not guaranteed by any person including Capital One Auto Receivables, LLC, or any of its affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuer.

The issuers may periodically issue asset backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

•       motor vehicle retail installment sales contracts and/or installment loans secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles;

•       collections on the receivables;

•       liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•       funds in the accounts of the issuer; and

•       any credit enhancement issued in favor of the issuer.

The securities:

•       will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the issuer that issued those securities, in the case of the certificates;

•       will be paid only from the assets of the issuer that issued those securities;

•       will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•       may benefit from one or more forms of credit enhancement; and

•       will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2003

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS  AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments on the securities;

•	the receivables underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

RISK FACTORS

An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuer’s assets which may not be sufficient to make full payments on your securities.

Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuer. Your notes will not represent an interest in or obligation of us, the originators or any other person. We, the originators or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

Internet-based and direct-mail loan origination programs may give rise to risks that are not found in customary loan origination programs.

The originators may use the internet and direct-mail, the telephone, facsimile transmittals and the mail to communicate with obligors during the process of underwriting and originating motor vehicle retail installment sales contracts and/or installment loans. The underwriting and origination processes and loan documentation used for internet and direct-mail originated receivables are novel and were developed to capitalize on the potential benefits of conducting its business using electronic means, including over the internet and through the mail. As such, these processes and the related loan documentation may entail risks that would not exist in a customary motor vehicle retail installment sales contract and/or installment loan origination program and may give rise to challenges based on consumer protection or other laws based on issues that are currently untested in the courts. No assurance can be given that these risks could not adversely affect the collectability or enforceability of the motor vehicle receivables or the security interests in the financed vehicles.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer.

To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.

Upon the origination of a receivable, each originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, each originator, either directly or through one or more other originators, will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. Finally, the issuer will pledge its interest in the financed vehicles as collateral for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. Each originator may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of that originator or an affiliate, as applicable, in the financed vehicle. The servicer or an originator may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The related originator may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the related originator fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

Bankruptcy of the seller or an originator could result in delays in payments or losses on your securities.

The originators intend that each sale of receivables to the seller will be a valid transfer and assignment of the receivables to the seller. The seller intends that its sale of the receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer. If an originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or that originator were to take the position that the sale of receivables by that originator to the seller or by the seller to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the seller or that originator, delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses in the securities. If the transfer of receivables by an originator to the seller or by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of that originator or the seller, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of any originator’s or the seller’s bankruptcy estate, as applicable, and would not be available to the seller’s or originator’s creditors.

The originators, the servicer and the seller have limited obligations to the issuer and will not make payments on the securities.

The originators, the servicer, the seller and their affiliates are not obligated to make any payments to you on your securities. The originators, the servicer, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, the originators and the seller will make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an originator with respect to a receivable is untrue, or if that originator breaches a covenant with respect to a receivable, then that originator may be required to repurchase that receivable. If that originator fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “Description of the Transaction Documents — Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.

The issuer could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables — Security Interests in the Financed Vehicles” in this prospectus.

Commingling of assets by the servicer could reduce or delay payments on the securities.

The servicer will be required to deposit all collections and proceeds of the receivables collected during each collection period into the collection account within two business days of receipt and posting. However, in the event that:

•	there exists no servicer default under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss.

Extensions and deferrals of payments on receivables could increase the average life of the securities.

In some circumstances, the servicer may permit an extension on or deferral of payments due on receivables on a case-by-case basis. In addition, the servicer may from time to time offer obligors an opportunity to defer payments. Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables. However, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Soldiers’ and Sailors’ Civil Relief Act may lead to delays in payment or losses on your securities.

In some circumstances, the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and in certain circumstances after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables — The Soldiers’ and Sailors’ Civil Relief Act of 1940” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.

If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.

Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any trustee or indenture trustee as certificateholders, or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “Description of the Securities — Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

Your share of possible losses may not be proportional.

Principal payments on the securities generally will be made to the holders of the securities sequentially so that no principal will be paid on any class of the securities until each class of securities with an earlier final scheduled payment date has been paid in full. As a result, a class of securities with a later maturity may absorb more losses than a class of securities with an earlier maturity.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of the securities for you.

We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the security. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

DESCRIPTION OF THE ISSUERS

With respect to each series of securities the seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of COAF, will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the applicable prospectus supplement for that issuer. The issuer will be formed in accordance with the laws of Delaware or New York, as specified in the applicable prospectus supplement. The seller will sell and assign the receivables and other specified Issuer Property to the issuer in exchange for the securities of that issuer.

The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuer.

In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuer may include (collectively as follows, the “Issuer Property”):

•	a pool of motor vehicle retail installment sales contracts and/or installment loans made by an Originator, a third party or through a dealer that sold a financed vehicle, all of which are secured by a combination of new and/or used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles;

•	the seller’s right to all documents and information contained in the receivable files;

•	collections and all other amounts due under the receivables after the cut-off dates specified in the applicable prospectus supplement;

•	security interests in the new and used automobiles, light trucks and/or other types of motor vehicles such as motorcycles financed by the receivables;

•	any Originator’s rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

•	some of the Originator’s rights relating to the receivables purchased from dealers under agreements between the Originators that purchase receivables from dealers and the dealers that sold the financed vehicles;

•	the issuer accounts and all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the applicable prospectus supplement);

•	the rights of the issuer under each applicable transaction document;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

If so provided in the applicable prospectus supplement, the Issuer Property may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from Originators during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be Issuer Property of the issuer.

Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the Issuer Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.

DESCRIPTION OF THE TRUSTEE

The trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or the servicer, will be obligated to appoint a successor trustee. The servicer or administrator of each issuer may also remove the trustee if:

•	the trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	the trustee becomes insolvent.

In either of these circumstances, the servicer or administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

The principal offices of each issuer and the related trustee will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE RECEIVABLES

The Receivables

The receivables consist of motor vehicle retail installment sales contracts and/or installment loans. These contracts and loans are secured by a combination of new and used automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles manufactured by a number of motor vehicle manufacturers. The receivables to be transferred to any issuer have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

The receivables to be purchased by each issuer, also known as the “receivables pool,” will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

•	is secured by a financed vehicle that contractually was required to be insured at the inception of the loan and, as of the related cut-off date, has not been repossessed without reinstatement;

•	has not been identified on the computer files of the related Originator as relating to an obligor who was the subject of a bankruptcy proceeding as of the related cut-off date;

•	provides for fully amortizing level scheduled monthly payments, except for the first and last payment or in the case of interest rate changes made due to the obligor’s inability to participate in an Originator’s electronic payment program, which may be minimally different from the level payments, and for the accrual of interest at the related contract rate according to either the Simple Interest Method or the Scheduled Interest Method;

•	is not more than 30 days delinquent on the related cut-off date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

The seller will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the outstanding principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles, used vehicles or other motor vehicles, including motorcycles, as applicable.

Calculation Methods

Each of the receivables included in the Issuer Property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

“Simple Interest Method” means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual outstanding principal balance of the receivable on that date.

“Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is applied (i) to interest accrued as of the due date, (ii) to principal due as of the due date, (iii) to any fees accrued as of the due date and (iv) to any unpaid outstanding principal balance. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater — or smaller — number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate, as is described in the following paragraph.

“Scheduled Interest Method” means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using a method which may consist of (i) the method known as the Rule of 78s or sum-of-the-digits method, (ii) the method known as the actuarial method and applying a pre-determined interest payment schedule or (iii) the method known as the actuarial method determining interest when payments are received (in variation of the Simple Interest Method).

“Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments and for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to  1/12 of the Contract Rate of the amount financed multiplied by the unpaid principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

ORIGINATION AND SERVICING PROCEDURES

The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer and will designate the entity acting as servicer with respect to that particular transaction.

The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors ranging from prime credit obligors to below prime credit obligors. The below prime receivables, in general, are expected to have higher loss rates and may have higher delinquency rates than receivables that represent the obligations of prime credit obligors.

Origination

The standard receivable originated or purchased by an Originator is a fully amortizing, level payment receivable. The maximum contract term is 72 months, and the interest rate is limited by the state’s maximum applicable interest rate of the obligor’s state. The contract term is determined by a number of factors which may include the age and mileage of the motor vehicle, payment amount, interest rate, obligor preference and dealer discount. Interest rates may be determined on the basis of the credit history of the applicant. Receivables that represent the obligations of below prime obligors tend to have higher interest rates than receivables that represent the obligations of prime credit obligors.

The Originators may originate or acquire receivables in any of the following ways:

•	purchasing a motor vehicle retail installment sales contract from a dealer pursuant to a dealer agreement between the Originator and the dealer;

•	making a direct loan to an obligor for the purpose of purchasing a vehicle or refinancing an existing vehicle loan;

•	purchasing/originating receivables from time to time pursuant to a flow purchase agreement with a third party; or

•	bulk purchases of receivables portfolios from third parties.

Dealer Originations.    An Originator may originate receivables through dealers by purchasing motor vehicle retail installment sales contracts from dealers.

In some cases, dealers must execute a dealer agreement with the purchasing Originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. These dealer agreements generally provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of a receivable and the security interest in the related motor vehicle and not to the collectability of the receivable or the creditworthiness of the related obligor. Originators may offer risk-based pricing programs to dealers to cover various levels of obligor risk.

In cases where an Originator has executed a dealer agreement with a dealer, once an application has been approved by the Originator, the application is transferred to the funding and investigations department where all requisite information is examined to assure compliance with company credit and lending policies. After the funding review and verification process is completed, the amount financed, plus or minus the appropriate dealer participation or dealer discount and fees, if applicable, is transferred to the dealer. After the transfer of loan proceeds to the dealer, the Originator will confirm with the obligor that the motor vehicle was delivered and verify the make, model and accessories. If the motor vehicle was not delivered or was returned, or if the motor vehicle delivered to the obligor does not match the description provided to the Originator of the motor vehicle that secures the loan, the loan proceeds will be returned to the Originator or its affiliates by the dealer.

Direct Originations.    An Originator may make a direct loan to an obligor for the purpose of purchasing a motor vehicle, funding a lease buyout or refinancing an obligor’s motor vehicle loan. Potential obligors are generally targeted through direct mailings or through the Originators’ Internet websites.

The Originators that make direct loans may also identify potential obligors through pre-approvals obtained from credit bureaus and through customer lists obtained from the Originators and their affiliates. These potential obligors are sent mailings that encourage them to complete an application and return it to the Originator through the mail or to submit an application telephonically or electronically over the Internet. Upon receipt of a completed application, the Originator performs a series of procedures designed (i) to substantiate the accuracy of information critical to the Originator’s credit decision and (ii) to confirm that any documentation required complies with the Originator’s underwriting criteria. The completed application for a refinancing loan may authorize the Originator to contact the current lender to obtain pay-off information. In all instances, except for refinancings, if the obligor is approved for a loan, the obligor is sent a note and security agreement to sign and return within a specified time period in order to obtain the loan. In these instances, once the completed loan documents are received by the Originator, the Originator sends a documentary draft to the applicant, or to the previous lienholder in the case of a refinancing, for the amount of the requested loan or, in some cases, for an unspecified amount up to the obligor’s approved credit limit. The documentary draft may be issued in blank form to the obligor, or in check form to the previous lender in the case of a refinancing, for the purchase of the related motor vehicle.

The Originators have developed Internet websites to attract potential obligors. These websites encourage potential obligors to complete an electronic application, which is transmitted to the Originator through the Internet. If an electronic application for a prime loan is rejected, the application may be referred to and reprocessed for one of the below prime credit programs of the Originators. Once an electronic application is approved, the Originator mails or sends to the obligor by overnight delivery a note and security agreement and a documentary draft drawn on the Originator and payable through the Originator’s bank. The documentary draft is issued in blank and incorporates by reference the terms of the applicable note and security agreement. Once the documentary draft is submitted to the Originators’ bank for payment, it is returned to the Originator and is retained by it as evidence of the obligor’s agreement to the terms of the note and security agreement. When the obligor negotiates the documentary draft for payment, the obligor is thereby agreeing to the terms of the note and the security agreement. A negotiated documentary draft can be delivered for payment in an amount up to the obligor’s approved credit limit to a dealer, a lessor or an individual from whom the obligor is purchasing a motor vehicle, or in the case of a refinancing it can be delivered to the previous lender for payment of the existing loan. If the Originator’s documentary draft is not signed within a specified period of time after being sent to the obligor (usually 45 days), it expires. However, in most cases the obligor may request (up to three times) a new documentary draft (at the lower of the initial interest rate or the then-existing interest rate) that is useable for an additional 45 days without being required to submit a new application.

The terms of the note and security agreement grant to the Originator a security interest in the motor vehicle and require the obligor to have the Originator noted as lienholder on the certificate of title for the motor vehicle. In some cases, the documentary draft sent to the dealer or existing lienholder contains restrictive endorsements. By indorsing these documentary drafts, the dealer, the lessor, the individual or the existing lienholder agrees to take all action necessary to note the Originator as lienholder on the related certificate of title.

In many cases the origination process and loan documentation used by the Originators are novel and were designed to capitalize on the potential benefits of conducting business over the Internet and through the mail. As such, these processes and the related loan documentation may entail risks that would not exist in a traditional motor vehicle loan origination program and may give rise to other challenges based on consumer protection or other laws based on issues that are currently untested in the courts.

Third Party Originations.    Each Originator also may establish and maintain relationships with third parties who will refer individual credit applications to such Originator or sell individual receivables to the Originator from time to time. Each of these parties often will execute a flow agreement with such Originator that sets out, among other things, the guidelines and procedures of the purchasing process. Flow agreements, for the purchase of receivables from a flow party, generally provide for the repurchase by the flow party of any receivable if any representations or warranties made by the flow party relating to the receivable are breached. Bulk purchases are many times highly negotiated and the Originator will use its underwriting standards to determine the purchase price for a portfolio of motor vehicle receivables originated by a third party.

Underwriting of the Receivables

The process for underwriting a receivable depends primarily on whether the obligor of that receivable represents a below prime credit or a prime credit obligor. Underwriting decisions for below prime receivables are based primarily on quantitative and, to a lesser extent, qualitative analysis of the applicant’s credit history. Credit approval guidelines for below prime credits are comprised of numerous evaluation criteria, including credit history, payment and debt-to-income ratios, employment and residence stability, credit score, loan to value ratio and the Originator’s proprietary scoring model discussed below. The underwriting of prime credits places greater emphasis on the obligor’s ability to repay the obligation and less emphasis on the value of the vehicle being purchased, while the underwriting of below prime credits focuses upon both factors more evenly. In general, but to a greater extent with below prime credits, the underwriting standards of the Originator are not a fixed set of criteria which are required to be met by all obligors. Underwriting standards are intended to guide and complement, but not replace, the judgment of the credit analyst in reviewing a credit application.

To evaluate a potential loan or the potential purchase of a receivable from a dealer, the Originator must receive a completed credit application which contains information about the applicant which may include the applicant’s assets, liabilities, income, credit and employment history and other personal information bearing on the decision to extend credit. When the application is received, the relevant data is entered into the loan application processing system. Once the data has been entered, an electronic credit report is requested and is used in conjunction with the applicant’s personal financial data to underwrite the receivables.

For below prime credits, the Originators use a pooled data scorecard to assist in making underwriting decisions. This scorecard was developed by Fair, Isaac and Company for the below prime auto industry. The implementation of this industry-based scorecard has produced a significant reduction in credit losses compared to prior originations underwritten with no scoring model. Based on the positive results of this industry-based scorecard, the Originators developed and implemented (along with Fair, Isaac and Company) its first generation custom proprietary scoring model. Since October 1999, the Originators have made subsequent improvements to the model and are currently using the fourth generation scorecard implemented in November 2001. The Originators anticipate that additional improvements and modifications will be made over time.

When a credit analyst examines an application, the analyst will compare the data provided by the applicant to what is available through the applicant’s credit report. For items that cannot be confirmed through the credit report or by other information sources, approval may be conditioned on receipt of supplementary documents such as a complete copy of an applicant’s tax return in the case of self-employed individuals. For below prime credits, the central component in underwriting Originator’s analysis of a loan application is the applicant’s credit score and key financial ratios, such as an applicant’s payment to income ratio.

The underwriting decision is communicated to the dealer or an applicant by facsimile, telephone or electronic mail.

Servicing and Collections

The servicer hired by the issuer will be specified in the applicable prospectus supplement, and will be one of the Originators. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. It is expected that the servicer generally will delegate the servicing of portfolios of motor vehicle receivables originated or purchased by the Originators to the Originator that originated or purchased them and that the servicing by any Originator will be done in accordance with that Originator’s customary practices. The servicer may also delegate certain duties to unaffiliated parties if permitted pursuant to the applicable sale and servicing agreement.

The servicing functions performed by the servicer include customer service, document file keeping, computerized account record keeping, vehicle title processing, and collections. Specific servicing policies and practices of the Originators may be tailored to groups or types of motor vehicle receivables based upon the perceived credit risk of each such group, and may change over time.

The servicing policies and practices of the Originators generally are somewhat different for prime credits and below prime credits. These differences relate primarily to tolerance for delinquency, willingness to adjust contract terms due to specific circumstances, timeliness with which other collection remedies are activated and charge-off policies.

Tolerance for Delinquency.    For prime credits in the lowest perceived risk category, accounts may be allowed to become a few days delinquent before customer contact about the past due payment is initiated. As the perception of risk increases, the tolerance for delinquency is reduced and, accordingly, such contact is initiated sooner. For some prime credits, customer contact is initiated in as few as 5 days of delinquency. For below prime credits, collection procedures typically attempt to be more proactive, with customer contact initiated as early as 3 days of delinquency.

Willingness to Adjust Contract Terms.    For prime credits, the Originators generally are willing, in their discretion and on a case-by-case basis, to extend or modify the terms of the related receivables in situations where the servicer believes such action is likely to maximize the amount collected. Extensions and payment deferrals generally are granted consistent with pre-defined policies. Extensions are not granted to forestall an inevitable loss.

Activation of Other Collection Remedies.    The decision to repossess the collateral generally occurs between 45 and 105 days of delinquency depending upon the risk characteristics of the account.

Charge Off Policies.    A delinquent receivable in the receivables pool will be typically charged-off at the earlier of (i) at or before the month in which it reaches 120 days of delinquency, (ii) the month when the servicer determines that the receivable should be written off as uncollectible, or (iii) the month in which the vehicle is repossessed. However, a delinquent receivable that represents the obligation of a bankruptcy obligor will be charged off at or before the month in which it reaches 180 days of delinquency.

Regardless of the type of credit, any deficiency balance remaining generally is pursued to the extent practicable and legally permitted.

Insurance

Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor’s financed vehicle. Each Originator will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

PRE-FUNDING ARRANGEMENT

To the extent provided in the applicable prospectus supplement for a series of securities, the related transfer agreement or indenture may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the related issuer commits to purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued. With respect to a series of securities, the pre-funding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related transfer agreement, including all of the same eligibility criteria as the initial receivables. If a pre-funding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the pre-funding account, in the name of the indenture trustee for the benefit of the securityholders. A portion of the net proceeds received from the sale of the securities will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to the applicable Originator for the subsequent receivables will be released from the pre-funding account and paid to the seller. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Information regarding the subsequent receivables will be included under Item 5 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with respect to each addition of subsequent receivables.

The utilization of a pre-funding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Pre-funding arrangements allow for a more even accumulation of the receivables by the seller and the Originators and the issuance of a larger principal amount of securities than would be the case without a pre-funding arrangement.

You should be aware that the initial receivables and the subsequent receivables may be originated using credit criteria different from the criteria applied to the receivables disclosed in the applicable prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the Issuer Property may vary from those of the receivables initially transferred to the issuer.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Payment Date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Payment Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to or below the percentage of the Original Pool Balance specified in the applicable prospectus supplement. See “Description of the Transaction Documents — Termination” in this prospectus.

The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

POOL FACTOR AND POOL INFORMATION

For each issuer, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cut-off date plus (2) the Original Pool Balance of any subsequent receivables added to the Issuer Property as of the applicable subsequent cut-off date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

With respect to each issuer, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See “Description of the Securities — Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from the Originators, as applicable, pursuant to the related transfer agreement, (2) to deposit any amounts, if applicable, to the pre-funding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds.

DESCRIPTION OF THE SELLER

The seller, Capital One Auto Receivables, LLC, a wholly-owned special purpose subsidiary of COAF, was formed as a limited liability company under the laws of the State of Delaware on January 26, 2001 and has a limited operating history. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the seller are located at 1680 Capital One Drive, McLean, Virginia 22102 and the telephone number is (703) 720-1000.

DESCRIPTION OF THE SECURITIES

A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained below under “— The Notes” and “— The Certificates” in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other related transaction documents and the applicable prospectus supplement, as applicable.

The Notes

With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See “Description of the Securities — Definitive Securities” in this prospectus.

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a pre-funding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Payment Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the applicable prospectus supplement.

If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Payment Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transaction Documents — Termination,” the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

The Certificates

If the issuer is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the applicable prospectus supplement.

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Ratings of the Securities

It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such applicable prospectus supplement (the “revolving period”). Unless otherwise permitted by the SEC or applicable law, the revolving period may not be longer than one year from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to such classes of notes or certificates may be:

•	utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “Description of the Receivables — The Receivables Pool” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

Each issuer which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the applicable prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuer will issue only one series of notes and/or certificates; however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

Unless specified otherwise in the applicable prospectus supplement, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or

Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

The Depository Trust Company.    DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participant’s accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC, and EMCC, are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security, or a “beneficial owner,” is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or such other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, renders, defaults, and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee), will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of such payments to DTC participants will be the responsibility of DTC, and disbursements of such payments to the beneficial owners will be the responsibility of participants.

A beneficial owner shall give notice to elect to have its securities purchased or sold, through its participant and shall effect delivery of such securities by causing the DTC participant to transfer the participant’s interest in the securities, on DTC’s records. The requirement for physical delivery of the securities in connection with a sale will be deemed satisfied when the ownership rights in the securities are transferred by DTC participants on DTC’s records and followed by a book-entry credit of sold securities to the purchaser’s account.

Clearstream Banking, Luxembourg.    Clearstream Banking, société anonyme, 67; Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.,” a company with limited liability under Luxemboug law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Bôrse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in Cedelbank) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Bôrse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 89 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock. Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream.” With effect from January 14, 2000, New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme,” and Cedel Global Services was renamed “Clearstream Services, société anonyme.” On January 17, 2000, DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Bôrse Clearing AG.” On February 1, 2002, Cedel International and Deutsche Bôrse AG announced an agreement on the terms of an offer by Deutsche Bôrse AG to acquire Cedel International and its 50 percent ownership of Clearstream International. The offer is subject to an affirmative vote by two-thirds of Cedel International shareholders, regulatory approval and Deutsche Bôrse Supervisory Board approval.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Transactions may be settled by Clearstream, Luxembourg in any of 32 currencies, including U.S. Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, ‘CSSF’, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear Bank.

Euroclear.    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Initial Settlement.    All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

The trustee, the indenture trustee or the paying agent, as applicable, will make distributions on the book-entry securities on each Payment Date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the transaction documents on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities. For a discussion as to when definitive securities will be issued. See “— Definitive Securities” in this prospectus.

Secondary Market Trading.    Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants.    Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchasers.    When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last Payment Date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Day Trading.    Day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

U.S. Federal Income Tax Documentation Requirements.    A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).    Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding) and by meeting all other conditions for treating interest payments as “portfolio interest.” If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).    A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN).    Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form  W-8BEN.

Exemption for U.S. Persons (Form W-9).    U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.    The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are Foreign Persons. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only:

•	if the seller, the trustee or indenture trustee or the administrator, as applicable, advises the trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the seller, the trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	if after the occurrence of an event of default under the related indenture or an event of default under the related transaction documents, owners of beneficial interests in a global security representing in the aggregate more than 50% of the aggregate outstanding principal amount of the securities of that series advise the trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners; or

•	under any other circumstances specified in the applicable prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the indenture trustee will reissue the securities in definitive registered form, and thereafter the indenture trustee will recognize the holders of the definitive registered securities as securityholders.

Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Payment Date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any:

•	not more than five days after the earlier of (a) each Record Date and (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date; and

•	at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer’s request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

With respect to each series of securities, on each Payment Date the trustee or indenture trustee will include with each payment or distribution to each noteholder and certificateholder a statement setting forth for that Payment Date the following information (and any additional information so specified in the applicable prospectus supplement):

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that Payment Date;

•	the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Payment Date, after giving effect to changes thereto on that Payment Date and the amount to be deposited in the reserve account, if any;

•	the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period presented in 30-day increments;

•	the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Payment Date;

•	the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

•	the number and net outstanding balance of receivables for which the related financed vehicle has been repossessed;

•	the Pool Factor;

•	the Pool Balance; and

•	the amount remaining of any credit enhancement.

DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by law, the trustee or indenture trustee and paying agent will furnish federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes the material terms of:

•	each “sale agreement,” “purchase agreement,” “transfer agreement” or “receivables transfer agreement” pursuant to which COAF will purchase receivables from the applicable Originator and the seller will purchase receivables from COAF (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement,” pursuant to which an issuer will purchase receivables from the seller and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements;”) and

•	each “administration agreement,” if any, pursuant to which the related Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Transfer and Assignment of the Receivables

Transfer and Assignment by the Originators.    Prior to the issuance of a series of securities by the related issuer, pursuant to the relevant transfer agreement, each Originator specified in the applicable prospectus supplement will sell and assign to the seller or COAF without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles, and proceeds thereof. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

Contribution and Assignment by the Seller.    Prior to the issuance of a series of securities by the related issuer, the seller will contribute and assign to the trustee of that issuer, without recourse, pursuant to the relevant sale and servicing agreements, the seller’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the relevant sale and servicing agreements. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuer will, concurrently with the contribution and assignment, execute, authenticate and deliver the definitive certificates and notes representing the related securities.

Representations and Warranties of the Originators.    Pursuant to each transfer agreement, the applicable Originator will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreements to the issuer and the indenture trustee, if any, for the benefit of holders of securities and any applicable credit enhancement provider, if any, that:

•	each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•	each receivable at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable and sale;

•	each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights generally;

•	as of the Closing Date or subsequent funding date, each receivable was secured by a validly perfected first priority security interest in the financed vehicle in favor of the Originator as secured party or all necessary action with respect to the receivable has been taken or will be taken to perfect a first priority security interest in the related financed vehicle in favor of the Originator, or an affiliate, as secured party, which security interest, in either case, is assignable and has been so assigned by the Originator to the seller and by the seller to the issuer;

•	as of the Closing Date, the Originator had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

•	as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense, and the Originator has no knowledge of the same being asserted or threatened, with respect to any receivable;

•	as of the cut-off date, the Originator has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of the Originator’s knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or similar proceedings;

•	as of the Closing Date, the Originator has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed vehicle;

•	no materially adverse selection procedures were utilized in selecting the receivables;

•	scheduled payments under each receivable have been applied in accordance with the method for allocating principal and interest set forth in the receivable;

•	to the extent that physical contracts exist for any receivables, there is no more than one original of each receivable in existence, and each such original is being held by the servicer or its agent on behalf of the issuer and any applicable credit enhancement provider or the servicer has taken steps to obtain such original; and

•	each receivable and/or the Originator satisfies any additional conditions or requirements set forth in the applicable prospectus supplement, as applicable.

As of the last day of the Collection Period following the Collection Period or, if the Originator elects, the last day of the Collection Period, during which the Originator becomes aware or receives written notice from the trustee, the servicer or any credit enhancement provider specified in the applicable prospectus supplement that a receivable does not meet any of the criteria required by the relevant transfer agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, the Originator, unless it cures the failed criterion, will repurchase the receivable from the issuer at the price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Eligible Investments

With respect to each issuer, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholders and any other secured party described in the applicable prospectus supplement into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Payment Date.

Other Accounts

Any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer

Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

With respect to each issuer, all collections on the receivables will be deposited into or credited to the collection account by the servicer within two business days of the receipt of payments from obligors or as specified in the applicable prospectus supplement.

However, in the event that:

•	there exists no servicer default under the transaction documents;

•	the credit enhancement provider, if any, consents; and

•	each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied;

the servicer will not be required to deposit collections into the collection account until or before the Payment Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

With respect to each series of securities, beginning on the Payment Date specified in the applicable prospectus supplement, payments and distributions of principal and interest or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

With respect to each issuer, on each Payment Date collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Payment Date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or any classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the

Securities Act of 1933, as amended (the “Securities Act”) unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Servicer Reports

The servicer will perform monitoring and reporting functions for any trustee, indenture trustee, or credit enhancement provider, including the preparation and delivery of a statement described under “Description of the Securities — Statements to Securityholders.”

Purchase of Receivables by the Servicer

The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer’s customary practice.

Servicing Fee

The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. Unless otherwise specified in the applicable prospectus supplement, the servicer will be entitled to receive on each Payment Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum set forth in the applicable prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Payment Date, the Original Pool Balance. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

The sale and servicing agreements will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the applicable prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to:

•	waive any late payment charges in connection with delinquent payments on a receivable;

•	waive any prepayment charges;

•	grant an extension in order to work out a default or an impending default in accordance with the servicer’s customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date; or

•	take any other action specified in the applicable prospectus supplement.

Advances

If and to the extent specified in the applicable prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the applicable prospectus supplement.

Realization Upon Defaulted Receivables

The servicer will liquidate any receivables with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle receivables. In this regard, the servicer may sell the financed vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

The sale and servicing agreements will provide that a firm of independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer’s accounting records and computer files with respect thereto and other matters.

The sale and servicing agreements will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreements throughout the preceding twelve months or, in the case of the first certificate, from the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreements.

Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the trustee or indenture trustee.

Material Matters Regarding the Servicer

The sale and servicing agreements will provide that the servicer may not resign from its obligations and duties as servicer thereunder unless a replacement servicer has been appointed. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the sale and servicing agreements. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See “Description of the Transaction Documents — The Trustee and Indenture Trustee” in this prospectus.

The sale and servicing agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreements or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the sale and servicing agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreements and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer’s obligation as the servicer, will be the successor of the servicer under the sale and servicing agreements.

Defaults by the Servicer

A default by the servicer under the sale and servicing agreements may include any of the following but only to the extent specified in the applicable prospectus supplement:

•	any failure by the Servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for five business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a 25% of outstanding notes, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of outstanding notes, voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least 25% of outstanding notes, voting together as a single class, it being understood that any repurchase of a receivable by an Originator pursuant to applicable transfer agreement shall be deemed to remedy any incorrect representation or warranty with respect to such receivable;

•	the servicer suffers a Bankruptcy Event; and

•	any other event specified in the applicable prospectus supplement.

“Bankruptcy Event” means, for any person, that such person makes a general assignment for the benefit of creditors or any proceeding is instituted by or against such person seeking to adjudicate it bankrupt or insolvent, or seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against such person, such proceeding remains unstayed for more than 90 days.

Rights Upon Default by the Servicer

Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders if such amendment does not materially and adversely affect the interests of noteholders.

Any term or provision of the transaction documents or the indenture may be amended without the consent of any of the noteholders to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the parties thereto or any of their affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, it being a condition to any such amendment that the Rating Agency Condition shall have been satisfied. “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by such rating agency that the occurrence of such event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to any of the notes or (b) that such rating agency has been given notice of such event at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such rating agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

Any term or provision of the transaction documents or the indenture may also be amended from time to time with the consent of the noteholders evidencing not less than a majority of the aggregate outstanding principal amount of the notes, voting as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the transaction documents or of modifying in any manner the rights of the noteholders only if the amendment does not (i) reduce the interest rate or principal amount of any note or delay the final scheduled payment date of any note without the consent of the holder of such note or (ii) reduce the percentage of the aggregate principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate principal amount of the outstanding notes which were required to consent to such matter before giving effect to the amendment. It will not be necessary for the consent of noteholders to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of noteholders provided for in the transaction documents) and of evidencing the authorization of the execution thereof by noteholders will be subject to the reasonable requirements as the indenture trustee may prescribe, including the establishment of record dates pursuant to the note depository agreement.

Additional restrictions on amendments, including rights of credit enhancement providers, interest rate swap counterparties or other persons to consent thereto, may be set forth in the transaction documents or indenture for a particular transaction.

Termination

With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the sale and servicing agreements, the administration agreement and the indenture will terminate upon the earlier of:

•	the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property; and

•	(a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreements and the administration agreement and the disposition of all property held as part of the related issuer, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreements, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Payment Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Payment Date, has declined to the percentage of the Original Pool Balance plus any pre-funded amounts specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder’s security at an office or agency of the trustee or indenture trustee specified in the notice of termination. The trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

The Trustee and Indenture Trustee

With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreements, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable closing date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreements, administration agreement, or indenture, as applicable, the making of payments or distributions to noteholders and certificateholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

With respect to each issuer, the trustee or indenture trustee will be under no obligation to exercise any of the issuers or powers vested in it by the sale and servicing agreements, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

Each trustee and indenture trustee will be entitled to a fee which will be payable either on an annual basis or any other basis specified in the applicable prospectus supplement. These trustee fees will be payable by the servicer out of its servicing fee as specified in the applicable prospectus supplement. The related sale and servicing agreements, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee’s or indenture trustee’s own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreements, trust agreement, administration agreement or indenture, as applicable.

The Originators, the servicer and the seller may maintain other banking relationships with each trustee and indenture trustee in the ordinary course of business.

Description of the Administration Agreement

The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required of the seller and/or the related issuer pursuant to the related indenture or trust agreement. With respect to any issuer, as compensation for the performance of the administrator’s obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the applicable prospectus supplement. Any administration fee will be paid by the servicer.

DESCRIPTION OF THE INDENTURE

The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

See “Description of the Transaction Documents — Amendment” in this prospectus.

Events of Default Under the Indenture; Rights Upon Event of Default

With respect to the notes of a given series, an “event of default” under the related indenture may consist of any of the following but only to the extent specified in the applicable prospectus supplement:

•	a default for five days or more in the payment of any interest on any note of that series when the same becomes due and payable;

•	a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

•	a default in the observance or performance of any covenant or agreement of the applicable issuer made in the related indenture and the continuation of any default for a period of 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the issuer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee and, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class of notes;

•	any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the issuer delivers an officer’s certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class;

•	specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

•	other events, if any, set forth in the applicable prospectus supplement.

The failure to pay principal of a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled payment date for that class of notes.

Each applicable prospectus supplement may set forth indenture events of default that are in addition to or different from the events of default set forth above.

With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

•	the entity expressly assumes the issuer’s obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture;

•	no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

•	the issuer has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

•	the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any holder of the securities of the issuer;

•	any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

•	any other conditions specified in the applicable prospectus supplement have been satisfied.

Additionally, the related indenture will provide that each issuer will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreements, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

List of Noteholders

With respect to the notes of any issuer, three or more holders of the notes of any issuer or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

Annual Compliance Statement

Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

•	any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the issuer will be obligated to appoint a successor indenture trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

Additional matters relating to the indenture trustee are described under “Description of the Transfer Documents.”

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

The transfer of the receivables by an Originator to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the issuer or the indenture trustee in the receivables.

Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the sale of the receivables by each applicable Originator to COAF, by COAF to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer’s and the indenture trustee’s interests in the receivables, which could cause investors to suffer losses on their securities.

Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the seller is not obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

Obtaining Security Interests in Financed Vehicles.    In all states in which the receivables have been originated, motor vehicle retail installment sales contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles such as motorcycles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle such as a motorcycle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien, may be maintained solely in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. Each Originator will warrant to the seller that such Originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuer or that all steps will be taken to obtain such security interest and other such assignments. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuer may not have a first priority security interest in that financed vehicle.

If an Originator did not take the steps necessary to cause the security interest of that Originator to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

Perfection of Security Interests in Financed Vehicles.    Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the transfer agreements and the sale and servicing agreement relating to each issuer is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuer.

In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which the Originator has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle receivables, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of the Originator as the lienholder on the certificate of title for the financed vehicle.

Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to the Originator’s repurchase obligations under the relevant transfer agreement.

Repossession

In the event of a default by an obligor, the holder of the related motor vehicle retail installment sales contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Generally, courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment.

The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires that all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

General.    The seller has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents and any related indenture. The seller has no intention of filing a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law so long as the seller is solvent and does not reasonably foresee becoming insolvent. There can be no assurance, however, that the seller, or the Originators, will not become insolvent and file a voluntary petition under the Bankruptcy Code or any similar applicable state law or become subject to a conservatorship or receivership, as may be applicable in the future.

The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the seller so long as the seller is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The seller has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the seller with those of that Originator. These steps include the organization of the seller as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of seller’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

Each Originator that is subject to the Bankruptcy Code and the seller believe that:

•	subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the seller, the seller will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the seller) the assets and liabilities of the seller should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator; and

•

the transfer of receivables by any Originator should constitute an absolute transfer, and, therefore, such receivables would not be property of that Originator in the event of the filing of an application for relief by or against any Originator under the Bankruptcy Code or, in the case of an Originator that is subject to regulation by the FDIC, the receivables will either be subject to a valid, perfected security interest that will not be subject to avoidance by the FDIC or will satisfy the requirements of the FDIC pursuant to which the FDIC, as conservator or receiver, would not seek to treat the receivables and collections thereon as the Originator’s property or property of the conservatorship or receivership. See “Certain Matters Relating to the Federal Deposit Insurance Corporation” in this prospectus.

Counsel to the seller will also render its opinion that:

•	subject to certain assumptions, the assets and liabilities of the seller would not be substantively consolidated with the assets and liabilities of any Originator in the event of a petition for relief under the Bankruptcy Code with respect to any Originator; and

•	the transfer of receivables by that Originator constitutes an absolute transfer and would not be included in the applicable Originator’s bankruptcy estate or subject to the automatic stay provisions of the Bankruptcy Code.

If, however, a bankruptcy court for that Originator or a creditor of that Originator were to take the view that any Originator and the seller should be substantively consolidated or that the transfer of the receivables from that Originator to the seller should be recharacterized as a pledge of such receivables, then you may experience delays and/or shortfalls in payments on the securities.

Certain Matters Relating to the Federal Deposit Insurance Corporation.    In the event that an Originator is subject to regulation by the Federal Deposit Insurance Corporation (the “FDIC”) and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of the Originator. To the extent that the Originator has granted a security interest in the receivables to the seller and the seller has granted such security interest to an issuer and that security interest was validly perfected before the Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Originator or its creditors, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of the Originator. If, however, the FDIC were to assert a contrary position, or were to require the trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation.” If the Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of the Originator, would not seek to treat the receivables and collections as the Originator’s property or property of the conservatorship or receivership of the Originator. We will indicate in the applicable prospectus supplement whether the Originator will rely on the rule. We cannot assure you that a transfer of receivables by the Originator will comply with the rule.

Repurchase Obligation

Under each receivables transfer agreement, the applicable Originator will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed vehicle as of the related Closing Date. See “Description of the Transaction Documents — Transfer and Assignment of the Receivables” in this prospectus. Accordingly, if any representation or warranty with respect to the perfection of the security interest is breached and that breach materially and adversely affects the related issuer’s interest in the related receivable, the breach would create an obligation of that Originator to repurchase the receivable unless the breach is cured. Additionally, in the sale and servicing agreements the servicer will make affirmative covenants regarding, among other things, the establishment and maintenance of the perfected first priority security interest in the name of that Originator in each financed vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach is cured.

Soldiers’ and Sailors’ Civil Relief Act of 1940

Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such obligor’s receivable (including a borrower who was in reserve status and is called to active duty after origination of the receivable), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such obligor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves (when such enlisted person is called to active duty), Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the Army or Navy. Because the Relief Act applies to obligors who enter military service (including reservists who are called to active duty) after origination of the related receivable, no information can be provided as to the number of receivables that may be effected by the Relief Act. In addition, the response of the United States to the terrorist attacks on September 11, 2001 has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on certain of the receivables. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations which would not be recoverable from the related receivables, would result in a reduction of the amounts distributable to the securityholders. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected receivable during the obligor’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any receivable which goes into default, there may be delays in payment and losses on your securities. Any other interest shortfalls, deferrals or forgiveness of payments on the receivables resulting from similar legislation or regulations may result in delays in payments or losses on your securities.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, if an Obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, as determined by the bankruptcy court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (the “IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus and each applicable prospectus supplement are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel filed in connection with the applicable prospectus supplement. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests — including Strip Certificates — and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership”). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.

The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

Characterization as Debt.    For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “Trust Certificates — Classification of Trusts and Trust

Certificates,” “Partnership Certificates — Classification of Partnerships and Partnership Certificates” or “Tax Non-Entity Certificates — Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

Treatment of Stated Interest.    Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

Original Issue Discount.    Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

Disposition of Notes.    If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding.    Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

Tax Consequences to Foreign Noteholders.    If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code; and

•	provides an appropriate statement on IRS Form W-8BEN, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to the currently applicable rate of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

Classification of Trusts and Trust Certificates.    For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “Partnership Certificates — Classification of Partnerships and Partnership Certificates” below.

Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

Grantor Trust Treatment.    Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “Treatment of Fees or Payment,” in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return, its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the trustee, whichever is earlier.

Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “Treatment of Fees or Payments” for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

Treatment of Fees or Payments.    It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “Discount and Premium” with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

Discount and Premium.    Assuming the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

Disposition of Trust Certificates.    Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under “Discount and Premium.”

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

Backup Withholding.    Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to “backup withholding” at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Consequences to Foreign Trust Certificateholders.    Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “The Notes — Tax Consequences to Foreign Noteholders.”

Partnership Certificates

Classification of Partnerships and Partnership Certificates.    For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

Partnership Taxation.    Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the pass through rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any prepayment surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.    It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

Section 708 Termination.    Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

Disposition of Certificates.    Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

Allocations Between Transferors and Transferees.    In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.    In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

Administrative Matters.    For each Tax Partnership, the trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

Tax Consequences to Foreign Certificateholders.    It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.

Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

Backup Withholding.    Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

Classification of Tax Non-Entities and Tax Non-Entity Certificates.    For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

Risks of Alternative Characterization.    If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “Partnership Certificates — Classification of Partnerships and Partnership Certificates.”

STATE AND LOCAL TAX CONSEQUENCES

The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Recently published final Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to your investment in the securities. You may be required to report your investment in the securities even if your securities are treated as debt for federal income tax purposes. There are pending in the Congress legislative proposals that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements.

You should consult your tax advisor concerning any possible disclosure obligation with respect to your investment in the securities, and should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specific types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons.

Exemptions Available to Debt Instruments

In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.

Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the seller, the issuer, the trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption PTCE 96-23, regarding transactions effected by “in-house asset managers;” PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a benefit plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above, however, governmental plans may be subject to substantially similar state laws.

We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of

Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sales contracts and/or installment loans securing the notes and certificates offered by this prospectus.

The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1)	The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2)	The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from S&P or Moody’s.

(3)	The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4)	The trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group,” other than the underwriter. The restricted group consists of the underwriter, the indenture trustee, the seller, the servicer, any subservicer, any insurer, any swap counterparty, any obligor with respect to motor vehicle receivables constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5)	The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6)	The issuer satisfies the following requirements:

(a)	the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

(b)	securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c)	securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7)	The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the sale and servicing agreement prohibits all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

(8)	The acquisition of additional receivables, during the pre-funding period must satisfy the following requirements:

(a)	all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b)	the additional receivables do not result in a lower credit rating;

(c)	the characteristics of the additional receivables are substantially similar to those of the motor vehicle receivables described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by a credit support provider or other insurance provider independent of the seller or an independent accountant;

(d)	the pre-funded amount must not exceed 25% of the original aggregate principal amount of the offered securities; and

(e)	the pre-funding period must end the earlier of:

(x)	three months or ninety days after the Closing Date;

(y)	the date on which an event of default occurs; or

(z)	the date the amount in the pre-funding account is less than the minimum dollar amount specified in the indenture, if any.

Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuer, or any affiliates of those parties. Moreover, the exemptive relief from the self-dealing/conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuer; provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding sale and servicing agreement and (b) the sale and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

Each purchaser that is purchasing the certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB-, the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from S&P, Moody’s or Fitch, Inc., each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

UNDERWRITING

Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to the underwriter(s) named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or will be sold in private placement.

In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

Each underwriting agreement will provide that the applicable Originator and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Eligible Investments acquired from the underwriters or from the applicable Originator, the seller or any of their affiliates.

Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus includes words such as “expects,” “intends,” “anticipates,” “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the applicable Originator, the servicer or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the seller nor any other person has an obligation to update or revise any such forward-looking statement.

RATING OF THE SECURITIES

Any class of offered securities will initially be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest generic rating categories, which are referred to as “investment grade.”

The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

WHERE YOU CAN FIND MORE INFORMATION

Capital One Auto Receivables, LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http//www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (703) 720-1000.

LEGAL MATTERS

Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

GLOSSARY

“COAF” means Capital One Auto Finance, Inc., a corporation.

“Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

“Collection Period” has the meaning set forth in the applicable prospectus supplement.

“Controlling Class” means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

“Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

“Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

“Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

“Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, prefunding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

“Liquidation Expenses” means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

“Original Pool Balance” means, with respect to any issuer, the aggregate principal balance of the related receivables as of the applicable cut-off date.

“Originator” or “Originators” means one or more of the direct or indirect subsidiaries of Capital One Financial Corporation that originate motor vehicle receivables transferred to the seller.

“Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates shall be to the beneficial owner thereof.

“Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee’s corporate trust office or the trustee’s corporate trust office is located are authorized or obligated by law to be closed or as the term “Business Day” is defined in the applicable prospectus supplement), on the next succeeding business day).

“Plan Asset Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

“Pool Balance” means, with respect to any issuer as of any date of determination, the aggregate principal balance of the related receivables.

“Pool Factor” means, with respect to any issuer, a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cut-off date.

“Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

“Record Date” means, with respect to any Payment Date or final scheduled payment date, the close of business on the business day immediately prior to that Payment Date or final scheduled payment date.

“SEC” means the Securities and Exchange Commission.

“Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

“Special Tax Counsel” means Mayer, Brown, Rowe & Maw, as special tax counsel to the seller.

“Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

“Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

INDEX

10 Percent Shareholder	53
Accredited Investor	63
Administration Agreement	30
Amortization Period	20
Backup Withholding	56
Bankruptcy Code	47
Bankruptcy Event	37
Benefit Plan	62
Bond Premium Amortization	52
Capital Assets	50
Chattel paper	43
Check-the-Box	61
CI	23
Clearstream, Luxembourg	22
Closing Date	68
COAF	68
Code	50
Collection Period	68
Contribution Agreement	30
Controlled Foreign Corporation	53
Controlling Class	68
DBC	23
Defaulted Receivable	68
Disqualified Persons	62
Effectively Connected Earnings and Profits	54
Eligible Investments	68
Equity Interest	62
Event of Default	40
Exchange Act	15
FDIA	48
FDIC	48
Financial Institution	68
FIRREA	48
Foreign Person	68
FTC Rule	46
Functional Currency	50
HDC Rule	46
Holder	51
Holder-in-Due-Course	46
In-house Asset Managers	62
Internal Revenue Code	41
Investment Income	52
IRS	50
Issuer Accounts	68
Issuer Property	8
Lemon Laws	46
Liquidation Expenses	68
Market Discount	52
New CI	23

Obligor	64
OID	52
Original Pool Balance	68
Originators	68
Overallotment	65
Parties in Interest	62
Partnership Certificates	51
Payment Date	68
Plan Asset Regulation	68
Pool Balance	69
Pool Factor	69
Portfolio Interest	53
Prepayment Assumption	69
Prohibited Transaction	62
Publicly Traded Partnership	54
Purchase agreement	30
Qualified Professional Asset Managers	62
Rating Agency Condition	37
Receivables pool	9
Receivables transfer agreement	30
Record Date	69
Related Person	53
Relief Act	49
Restricted Group	63
Revolving Period	20
Sale Agreement	30
Sale and Servicing Agreement	30
Sale and Servicing Agreements	30
Schedule Interest Method	11
Scheduled Interest Receivables	11
SEC	69
Securities Act	34
Servicing Agreement	30
Short-Term Note	69
Simple Interest Method	10
Simple Interest Receivables	10
Special Tax Counsel	69
Strip Certificates	69
Strip Notes	69
Stripped Bonds	55
Tax Non-Entity	51
Tax Non-Entity Certificates	51
Tax Partnership	51
Tax Trust	51
TIN	28
Transfer agreement	30
Transfer agreements	30
U.S. Person	28
Unrelated Business Taxable Income	58

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Capital One Prime Auto Receivables Trust 2003-1

Issuer

Class A-1 Notes	$220,000,000
Class A-2 Notes	$215,000,000
Class A-3 Notes	$350,000,000
Class A-4 Notes	$192,500,000
Class B Notes	$22,500,000

Capital One Auto Receivables, LLC

Seller

Servicer

PROSPECTUS SUPPLEMENT

Class A Underwriters
Credit Suisse First Boston	Wachovia Securities

Banc of America Securities

Barclays Capital

Deutsche Bank Securities

JPMorgan

Lehman Brothers

Class B Underwriters
Credit Suisse First Boston	Wachovia Securities

Until                     , 2003, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.